UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________________________________

SCHEDULE 14A

___________________________________________

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Cyabra, Inc.
(Name of Registrant as Specified In Its Charter)

__________________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

13 Gershon Shatz
Tel Aviv, Israel 6997543
+972-54-768-8642

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to Be Held on November 10, 2026

The Notice of Annual Meeting and the Proxy Statement
are available at:

www.proxyvote.com

CYABRA, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 10, 2026

October 15, 2026

To the Stockholders of Cyabra, Inc.:

NOTICE IS HEREBY GIVEN that an annual meeting of stockholders (the “Annual Meeting”) of Cyabra, Inc., a Delaware corporation (“we,” “us,” “our” or the “Company”), will be held virtually on November 10, 2026 at 11:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/CYAB2026AM, for the following purposes:

(1)    To elect two Class I directors nominated by the Company’s board of directors (the “Board”), each to serve until the Company’s 2029 Annual Meeting of Stockholders and until each of their respective successors is elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”);

(2)    To ratify the appointment of Somekh Chaikin, a member firm of KPMG International (“KPMG”), as our independent registered public accounting firm (“Proposal No. 2”);

(3)    To approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) of all outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio within the range of one-for-two to one-for-thirty, with the exact ratio to be determined by the Board in its sole discretion, and to authorize the Board to effect the Reverse Stock Split at any time following such approval and prior to the one-year anniversary thereof (“Proposal No. 3”);

(4)    To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and voting of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (“Proposal No. 4”); and

(5)    To consider and act upon such other business as may arise and that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

Each of the foregoing proposals is more fully described in the proxy statement that is attached and made a part of this notice of Annual Meeting (the “Proxy Statement”). Only holders of record of shares of Common Stock entitled to vote at the Annual Meeting as of the close of business on September 30, 2026 (the “Record Date”) will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

All stockholders who are record or beneficial owners of shares of Common Stock as of the Record Date are cordially invited to attend the Annual Meeting. Your vote is important regardless of the number of shares of Common Stock that you own.

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

Whether or not you expect to attend the Annual Meeting, it is important that your shares of Common Stock be represented and voted during the Annual Meeting. We urge you to promptly complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope in order to ensure representation of your shares of Common Stock. You may also vote by proxy (i) via the Internet or (ii) by telephone using the instructions provided in the enclosed proxy card. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Please be advised that if you are not a record or beneficial owner of shares of Common Stock on the Record Date, you are not entitled to vote and any proxies received from persons who are not record or beneficial owners of shares of Common Stock on the Record Date will be disregarded.

If your shares are registered in your name, even if you plan to attend the Annual Meeting (or any postponement or adjournment thereof), we request that you complete, date, sign and mail the proxy card in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your shares will be represented at the Annual Meeting.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or such other intermediary. If you wish to vote your shares during the Annual Meeting, you must obtain a legal proxy from the broker, bank, trust or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.

By Order of the Board,
/s/ Dan Brahmy
Dan Brahmy
Chief Executive Officer and Director
October 15, 2026

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE PROMPTLY VOTE VIA INTERNET OR BY TELEPHONE, OR BY COMPLETING, SIGNING, DATING AND RETURNING THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEED BE AFFIXED IF THE PROXY CARD IS MAILED IN THE UNITED STATES.

i

ii

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”

What is a proxy statement?

A proxy statement is a document that regulations of the U.S. Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, which include the following:

(1)    To elect two Class I directors nominated by the Company’s board of directors (the “Board”), each to serve until the Company’s 2029 Annual Meeting of Stockholders and until each of their respective successors is elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”);

(2)    To ratify the appointment of Somekh Chaikin, a member firm of KPMG International (“KPMG”) as our independent registered public accounting firm (“Proposal No. 2”);

(3)    To approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) of all outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio within the range of one-for-two to one-for-thirty, with the exact ratio to be determined by the Board in its sole discretion, and to authorize the Board to effect the Reverse Stock Split at any time following such approval and prior to the one-year anniversary thereof (“Proposal No. 3”);

(4)    To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and voting of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (“Proposal No. 4”); and

(5)    To consider and act upon such other business as may arise and that may properly be conducted at the Annual Meeting or any adjournment or postponement thereof.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. Similarly, if you are a stockholder of record and hold shares in a brokerage account, you will receive a proxy card for shares held in your name and a voting instruction card for shares held in “street name.” Please complete, sign, date and return each proxy card and voting instruction card that you receive, or vote by telephone or Internet in accordance with the instructions set forth thereon, to ensure that all your shares are voted.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we may send a single copy of the proxy materials to that address unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement and other proxy materials in the future, he or she may contact us by mail at Cyabra, Inc., 13 Gershon Shatz, Tel Aviv, Israel 6997543, Attn: Yael Sandler or by calling +972-54-768-8642 and asking for Yael Sandler. Eligible stockholders of record receiving multiple copies of our proxy materials can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting such nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the proxy materials to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Yael Sandler at the address or phone number set forth above.

What is the record date and what does it mean?

The record date to determine the stockholders entitled to notice of and to vote at the Annual Meeting is the close of business on September 30, 2026 (the “Record Date”). The Record Date is established by the Board as required by Delaware law. See “Who is entitled to vote at the Annual Meeting and how many votes do they have?” below.

Who is entitled to vote at the Annual Meeting and how many votes do they have?

Holders of Common Stock at the close of business on the Record Date may vote at the Meeting. There were 33,284,611 shares of Common Stock, 0 shares of Series A Convertible Preferred Stock, 0 shares of Series B Convertible Preferred Stock and 0 shares of Series C Convertible Preferred Stock issued and outstanding on the Record Date. A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at our principal executive offices during regular business hours for the 10 calendar days prior to the Annual Meeting.

Pursuant to the Company’s charter documents, each share of Common Stock outstanding as of the Record Date is entitled to one vote on each matter presented in this Proxy Statement. There is no cumulative voting.

What is the difference between a stockholder of record and a “street name” holder?

If your shares are registered directly in your name with Continental Stock Transfer & Trust Company, our stock transfer agent, you are considered the stockholder of record with respect to those shares. The Proxy Statement and the proxy card have been sent directly to you by us.

If your shares are held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of those shares. You are considered the beneficial owner of these shares, and your shares are held in “street name.” The Proxy Statement and proxy card have been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your shares by using the voting instructions the nominee included in the mailing or by following such nominee’s instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when the broker holding shares for a beneficial owner has not received voting instructions from the beneficial owner and does not have discretionary authority to vote the shares. Under rules applicable to securities brokerage firms, a broker who holds your shares in “street name” does not have the authority to vote those shares on any “non-routine” proposal, except in accordance with voting instructions received from you. On the other hand, your broker may vote your shares on certain “routine matters,” if the broker has transmitted proxy-soliciting materials to you, as the beneficial owner of the shares, but has not received voting instructions from you on such proposals. A broker non-vote occurs when a broker submits a proxy but does not vote for a matter because the broker has not received voting instructions from the beneficial owner and the broker does not have discretionary voting authority on the matter.

Proposal No. 1 is considered a “non-routine” matter. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your broker, your broker will not have discretionary authority to vote your shares on Proposal No. 1, and your shares will not be voted on Proposal No. 1, resulting in broker non-votes. Proposal No. 2, Proposal No. 3 and Proposal No. 4 are considered “routine” matters, and therefore your broker will have the discretion to vote your shares on these proposals even if you do not provide voting instructions. As a result, we do not expect any broker non-votes with respect to Proposal No. 2, 3, and 4, but we do expect that broker non-votes may occur with respect to Proposal No. 1.

If I am a beneficial owner of shares, can my brokerage firm vote my shares?

If you are a beneficial owner and do not vote via the Internet or telephone or by returning a signed voting instruction card to your broker, your shares may be voted only with respect to so-called “routine” matters where your broker has discretionary voting authority over your shares. Under the applicable rules that govern how brokers may vote shares for which they have not received voting instructions from the beneficial owner, brokers will have discretionary authority to vote on Proposal No. 2, 3 and 4, each of which is considered a “routine” matter. Brokers will not have discretionary authority to vote on Proposal No. 1, which is considered a “non-routine” matter, and therefore your shares will not be voted on those proposals unless you provide voting instructions to your broker.

We encourage you to provide instructions to your brokerage firm via the Internet or telephone or by returning your signed voting instruction card. This ensures that your shares will be voted at the Annual Meeting with respect to all of the proposals described in this Proxy Statement.

When and where is the Annual Meeting?

The Meeting will be held virtually on November 10, 2026 at 11:00 a.m. Eastern Time at www.virtualshareholdermeeting.com/CYAB2026AM.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of one-third of the voting power of all of the shares of the stock issued and outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Shares represented in person or by proxy, including abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present.

If a quorum is not present or represented at the Annual Meeting, the chair of the Annual Meeting may adjourn the Annual Meeting to another place, if any, date, or time without notice other than announcement at the Annual Meeting.

How do I vote my shares?

If you are a record holder, you may choose one of the following methods to vote your shares:

•        Via internet:    as prompted by the menu found at www.proxyvote.com, follow the instructions to obtain your records and submit an electronic ballot. Please have your Stockholder Control Number, which can be found on your proxy card, when you access this voting site. You may vote via the Internet until 11:59 p.m., Eastern Time on November 9, 2026.

•        Via telephone:    call 1-800-690-6903 and then follow the voice instructions. Please have your Stockholder Control Number, which can be found on your proxy card, when you call. You may vote by telephone until 11:59 p.m., Eastern Time on November 9, 2026.

•        Via mail:    You may vote by proxy by completing, signing, dating and promptly returning the proxy card in the postage-paid envelope. If you submit a signed proxy without indicating your vote, the person voting the proxy will vote your shares according to the Board’s recommendation.

•        During the Annual Meeting:    You may vote electronically during the Annual Meeting by ballot.

The proxy includes specific instructions for voting electronically, by telephone or by mail. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board has appointed each of Dan Brahmy, our Chief Executive Officer and director, and Yael Sandler, our Chief Financial Officer, to serve as the proxies for the Annual Meeting. Your proxy will be valid only if you complete and return it before the Annual Meeting. If you properly complete and transmit your proxy but do not provide voting instructions with respect to a proposal, then the designated proxies will vote your shares “FOR” each of the proposals to which you provided no voting instructions. We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the Annual Meeting, then the proxies will vote your shares in accordance with applicable law and their judgment.

If you hold your shares in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions along with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote your shares. If you partially complete the voting instruction but fail to complete one or more of the voting instructions, then your nominee may be unable to vote your shares with respect to the proposal as to which you provided no voting instructions. See “What is a broker non-vote?” Alternatively, if you want to vote your shares during the Annual Meeting, you must contact your nominee directly in order to obtain a legal proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to obtain a nominee-issued proxy prior to the Annual Meeting, you will not be able to vote your nominee-held shares during the Annual Meeting.

Who counts the votes?

All votes will be tabulated by the Inspector of Election appointed for the Annual Meeting. Each proposal will be tabulated separately.

Can I vote my shares at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your shares electronically during the Annual Meeting by ballot.

If you hold your shares in “street name,” you may vote your shares electronically during the Annual Meeting only if you obtain a legal proxy issued by your bank, broker or other nominee giving you the right to vote the shares.

Even if you currently plan to attend the Annual Meeting, we recommend that you also submit your proxy or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

With respect to Proposal No. 1, you may vote “FOR”, “AGAINST” or “ABSTAIN” with respect to each director nominee. With respect to Proposals No. 2, 3 and 4, you may vote “FOR,” “AGAINST” or “ABSTAIN”.

What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

“FOR” each director nominee under Proposal No. 1 and “FOR” Proposals No. 2, 3, and 4.

What if I do not specify how I want my shares voted?

If you are a record holder who returns a completed proxy that does not specify how you want to vote your shares on one or more proposals, the proxies will vote your shares for each proposal as to which you provided no voting instructions, and such shares will be voted in the following manner:

“FOR” each of Proposal No. 1, 2, 3, and 4.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be able to vote those shares only with respect to Proposal No. 2, 3 and 4, which are “routine” matters. Your bank, broker or other nominee will not have discretionary authority to vote your shares on Proposal No. 1, which is a “non-routine” matter. For further information, see “What is a broker non-vote?” above.

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy at any time by any of the following means:

•        Attending the Annual Meeting and voting electronically by ballot. Your attendance at the Annual Meeting will not by itself revoke a proxy. You must vote your shares by ballot at the Annual Meeting to revoke your proxy.

•        Completing and submitting a new valid proxy bearing a later date.

•        Giving written notice of revocation to the Company addressed to Dan Brahmy, our Chief Executive Officer and a director, at our address above, which notice must be received before 5:00 p.m., Eastern Time on November 9, 2026.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What votes are required to approve each proposal?

Assuming the presence of a quorum, the following sets forth the voting requirement with respect to each Proposal:

Proposal 1	The candidates receiving the greatest number of votes, up to the number of directors to be elected, shall be the directors.

Proposal 2	The affirmative vote of a majority in voting power of the votes cast on Proposal No. 2 is required to approve Proposal No. 2.

Proposal 3	The affirmative vote of a majority in voting power of the votes cast on Proposal No. 3 is required to approve Proposal No. 3.

Proposal 4	The affirmative vote of a majority in voting power of the votes cast on Proposal No. 4 is required to approve Proposal No. 4.

How are abstentions and broker non-votes treated?

Abstentions will be counted for purposes of determining whether a quorum is present at the Annual Meeting. However, abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal Nos. 2, 3 or 4.

Broker non-votes will be included in determining whether a quorum is present at the Annual Meeting. Proposal No. 1 is a “non-routine” matter. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your broker, your broker will not have discretionary authority to vote your shares on Proposal No. 1, resulting in a broker non-vote. The two nominees receiving the greatest number of votes cast will be elected as directors. Because broker non-votes are not votes cast for either nominee, broker non-votes will have no effect on the outcome of Proposal No. 1.

Proposal Nos. 2, 3 and 4 are considered “routine” matters on which brokers generally may vote uninstructed shares. Accordingly, we do not expect broker non-votes with respect to Proposal Nos. 2, 3 or 4. If any broker non-votes occur, they will not be considered votes cast and therefore will have no effect on the outcome of those proposals.

Who is soliciting proxies, how are they being solicited, and who pays the cost?

Proxies are being solicited by the Board on behalf of the Company. We will bear the entire cost of the solicitation of proxies from our stockholders. Our officers, directors, and employees may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. These officers, directors and employees will not receive additional compensation but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees, and fiduciaries, in connection with shares of the common stock registered in their names, will be asked to forward solicitation material to the beneficial owners of shares of common stock. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation materials and collecting voting instructions.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the form of proxy to vote the shares represented by the proxies held by them in accordance with applicable law and their judgment on such matters.

Where can I find voting results?

We expect to publish the voting results in a Current Report on Form 8-K, which we expect to file with the SEC within four business days after the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional materials, please feel free to contact Yael Sandler by e-mail at yael@cyabra.com or phone at +972-54-768-8642. You will also be able to submit questions during the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our common stock as of the Record Date by:

•        each person known by us to beneficially own more than 5.0% of our common stock;

•        each of our directors;

•        each of our named executive officers; and

•        all of our directors and executive officers as a group.

The percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of the security, or investment power, which includes the power to dispose of or to direct the disposition of the security.

Shares of Common Stock that a person has the right to acquire within 60 days of the Record Date are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

Except as indicated in the footnotes to this table, each beneficial owner named in the table below has sole voting and sole investment power with respect to all shares beneficially owned and each person’s address is c/o Cyabra, Inc., 13 Gershon Shatz, Tel Aviv, Israel 6997543. As of the Record Date, we had 33,284,611 shares of Common Stock, 0 shares of Series A Convertible Preferred Stock, 0 shares of Series B Convertible Preferred Stock and 0 shares of Series C Convertible Preferred Stock outstanding.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned	Percentage
Directors and Named Executive Officers of the Company
Dan Brahmy(2)	924,498	2.75%
Ido Shraga(3)	923,499	2.76%
Yossef Daar(4)	923,499	2.76%
Michael Pompeo(5)	101,072	*
Sonny Vu(6)	330,668	*
Josette Sheeran(7)	84,226	*
Michael Madon(8)	14,436	*
Yael Sandler(9)	56,852	*
Emmanuel Heymann(10)	42,112	*
James Flanagan(11)	344,820	*

All Directors and Executive Officers of the Company as a Group (Ten Individuals)	3,745,683	10.87%

5%+ Holders
Trailblazer Sponsor Group, LLC(12)	2,158,949	12.27%
Alpha Capital Anstalt(13)	3,325,132	9.99%
Armistice Capital Master Fund Ltd.(14)	1,749,761	9.99%
RainForest Partners LLC(15)	2,298,851	6.90%
The Hewlett Fund LP(16)	2,271,051	6.82%

____________

*        Less than one percent.

(1)      Unless otherwise noted, the business address of each of the individuals is 13 Gershon Shatz, Tel Aviv, 6997543 Israel.

(2)      Includes (i) 360,968 shares of Common Stock held directly by Mr. Brahmy, (ii) 174,434 shares of Common Stock held by IBI Trust Management in trust for Mr. Brahmy, (iii) 42,146 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date, and (iv) 186,000 RSUs held directly by Mr. Brahmy exercisable within 60 days of the Record Date.

(3)      Includes (i) 360,968 shares of Common Stock held directly by Mr. Shraga, (ii) 375,581 shares of Common Stock held by IBI Trust Management in trust for Mr. Shraga, and (iii) 26,000 RSUs held directly by Mr. Shraga exercisable within 60 days of the Record Date.

(4)      Includes (i) 360,968 shares of Common Stock held directly by Mr. Daar, (ii) 375,581 shares of Common Stock held by IBI Trust Management in trust for Mr. Daar, and (iii) 26,000 RSUs held directly by Mr. Daar exercisable within 60 days of the Record Date.

(5)      Includes 101,072 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(6)      Includes (i) 27,329 shares of Common Stock held directly by Mr. Vu, (ii) 18,048 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date held directly by Mr. Vu, and (iii) 285,291 shares of Common Stock and Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date held by FF Alabaster LLC over which Mr. Vu has voting and dispositive control.

(7)      Includes 84,226 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(8)      Includes 14,436 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(9)      Includes 50,536 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(10)    Includes 38,653 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date.

(11)    Includes 114,940 shares of Common Stock.

(12)    Joseph Hammer is a manager of Trailblazer Sponsor Group, LLC. Consequently, he may be deemed the beneficial owner of the shares of common stock held by Trailblazer Sponsor Group, LLC and has voting and dispositive control over such securities. The business address of Sponsor is 510 Madison Avenue, Suite 1401, New York, NY 10022.

(13)    The business address of Alpha Capital Anstalt (“Alpha”) is Altenbach 8, FL-9490 Vaduz, Liechtenstein. Nicola Feuerstein and Konrad Ackerman have voting and dispositive power over the shares held by Alpha. Includes (i) 51,360,343 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants, (ii) 29,103,447 shares of Common Stock issuable upon the exercise of Series A Warrants, (iii) 29,103,447 shares of Common Stock issuable upon the exercise of Series B Warrants, and (iv) 300,000 shares of Common Stock issuable upon the exercise of certain outstanding warrants. The warrants and Pre-Funded Warrants are exercisable within 60 days of the Record Date and contain a beneficial ownership limitation that prevents Alpha from exercising any portion of such warrants to the extent that, after giving effect to such exercise, Alpha (together with its affiliates and any other persons acting as a group) would beneficially own in excess of 9.99% of the outstanding shares of Common Stock immediately after giving effect to such exercise. Accordingly, the number of shares of Common Stock reflected in the column “Shares of Common Stock Owned” gives effect to this beneficial ownership limitation.

(14)    The securities are directly held by Armistice Capital Master Fund Ltd (“Master Fund”), a Cayman Islands exempted company, and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022. Excludes 3,614,763 shares of Common Stock issuable upon the exercise of Pre-Funded Warrants. The Pre-Funded Warrants contain a beneficial ownership limitation that prevents Master Fund from exercising any portion of such warrants to the extent that, after giving effect to such exercise, Master Fund (together with its affiliates and any other persons acting as a group) would beneficially own in excess of 9.99% of the outstanding shares of Common Stock immediately after giving effect to such exercise. Accordingly, the number of shares of Common Stock reflected in the column “Number of Shares Beneficially Owned” gives effect to this beneficial ownership limitation.

(15)    The business address of RainForest Partners LLC is 850 East 26th Street, Brooklyn, NY 11210. Mark Weinberger is the manager of RainForest Partners LLC and may be deemed the beneficial owner of the shares of Common Stock held by RainForest Partners LLC, and has voting and dispositive control over such securities.

(16)    The business address of The Hewlett Fund LP is 100 Merrick Road, Suite 400W, Rockville Centre, NY 11570. Martin Chopp is the general partner of The Hewlett Fund LP and may be deemed the beneficial owner of the shares of Common Stock held by The Hewlett Fund LP, and has voting and dispositive control over such securities.

PROPOSAL No. 1
ELECTION OF DIRECTORS

Class I Directors Up for Re-Election at the Annual Meeting

Two Class I directors are to be re-elected at the Annual Meeting for a term of three years, until the Company’s 2029 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified, or until their earlier death, resignation, disqualification or removal. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” each of the two nominees named below.

If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board to fill the vacancy. We are not aware of any nominee who will be unable or will decline to serve as a director. The names of the nominees and certain information about them as of the date of this Proxy Statement are set forth below:

Name of Nominee	Age	Director Since
Michael Pompeo(2)	61	January 2024
James Flanagan(1)(2)(3)	65	March 2026

____________

(1)      Member of Audit Committee

(2)      Member of Compensation Committee

(3)      Member of Nominating and Corporate Governance Committee

Michael Pompeo has served on our Board since January 2024. Prior to joining our Board, from April 2018 through January 2021, Mr. Pompeo served as the United States Secretary of State. Mr. Pompeo has extensive knowledge and experience in both business and global affairs. He has been the Executive Chairman of Impact Investments LLC, a U.S.-based strategic and financial advisory and investment firm since 2023 and has been a Partner at Niobrara Capital Partners, a U.S.-based private equity firm, since July 2024. Mr. Pompeo has been the Managing Member of Kansas CNQ, LLC, a private consulting business, since February 2021. He currently sits on the board of directors of Simpler Postage, Inc. (d/b/a EasyPost), a U.S. shipping logistics services company, which he joined in 2021. Mr. Pompeo has also served as a director of Veon Ltd., a multinational telecommunications company, since May 2024, and its subsidiary Kyivstar JSC, a Ukrainian telecommunications company, since November 2023. Mr. Pompeo has served on the board of directors of USA Rare Earths LLC, a U.S. critical materials supplier, since 2023. He received a B.S. in Engineering from the United States Military Academy in 1986 and a Juris Doctor from the Harvard University School of Law in 1994.

James Flanagan has served on our Board since March 2026. Mr. Flanagan served in various roles over the last 39 years at PricewaterhouseCoopers LLP, most recently as Chief Operating Officer, US Managing Partner & Vice Chairman from July 2016 to July 2021. He received a B.A. in Accounting from Long Island University in 1982.

Vote Required and Recommendation

If a quorum is present, the two nominees receiving the greatest number of votes will be elected to be Class I directors of the Board. Votes withheld from any nominee will be counted for purposes of determining the presence or absence of a quorum for transaction of business at the meeting but will have no other legal effect upon the election of directors under Delaware law.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR EACH OF THE TWO NOMINEES NAMED ABOVE.

Board of Directors and Committee Meetings

During the fiscal year ended December 31, 2025, our Board of Directors did not hold any meetings. The board of directors of Cyabra Strategy Ltd., our predecessor operating company prior to the completion of the business combination, held three meetings and acted on a number of occasions by unanimous written consent during that period. Each director of Cyabra Strategy Ltd. attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served in the fiscal year ended December 31, 2025. Our current directors are expected, absent exceptional circumstances, to attend all meetings of the Board and meetings of committees on which they serve and are also expected to attend our annual meeting of stockholders.

Committees of the Board of Directors

Our Board currently has three committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Each committee has a written charter approved by the Board outlining the principal responsibilities of the committee. Our non-management directors meet in regularly scheduled executive sessions without management present. The director who presides over each executive session is selected by the non-management directors participating in that session.

Audit Committee

Our Audit Committee prepares the audit committee report required by the SEC to be included in our annual proxy statement and to assist the Board in overseeing and monitoring (1) the quality and integrity of the financial statements, (2) compliance with legal and regulatory requirements, (3) the Company’s independent registered public accounting firm’s qualifications and independence, (4) the performance of our internal audit function, if any, and (5) the performance of our independent registered public accounting firm.

The Audit Committee is currently comprised of three directors, each of whom is independent, as defined by the rules and regulations of the SEC and Nasdaq Rule 5605(a)(2). Our Board adopted a written charter for the Audit Committee, which is available on our website. The current members of our Audit Committee are Sonny Vu, Michael Madon and James Flanagan, who serves as the chairperson. The Board has determined that Mr. Flanagan qualifies as an “audit committee financial expert,” as defined by applicable Nasdaq listing standards and SEC rules.

Under the Sarbanes-Oxley Act of 2002, all audit and non-audit services performed by the Company’s independent registered public accounting firm must be approved in advance by the Audit Committee to assure that such services do not impair the auditor’s independence from the Company. Accordingly, the Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy (the “Policy”) that sets forth the procedures and the conditions pursuant to which services to be performed by the independent auditors are to be pre-approved. Pursuant to the Policy, certain services described in detail in the Policy may be pre-approved on an annual basis together with pre-approved maximum fee levels for such services. The services eligible for annual pre-approval consist of services that would be included under the categories of Audit Fees, Audit-Related Fees and Tax Fees in the table. If not pre-approved on an annual basis, proposed services must otherwise be separately approved prior to being performed by the independent registered public accounting firm. In addition, any services that receive annual pre-approval but exceed the pre-approved maximum fee level also will require separate approval by the Audit Committee prior to being performed. The Audit Committee may delegate authority to pre-approve audit and non-audit services to any member of the Audit Committee but may not delegate such authority to management.

Compensation Committee

Our Compensation Committee assists our Board in discharging its responsibilities relating to (1) our compensation programs and the compensation of our executive officers and directors and (2) our incentive and equity-based compensation plans.

Our Compensation Committee is currently comprised of three directors, whom the Board considers to be independent under the applicable rules and listing standards of Nasdaq and the SEC rules and regulations. The current members of our Compensation Committee are James Flanagan, Michael Pompeo and Sonny Vu, who serves as the chairperson. Dan Brahmy, our Chief Executive Officer, does not participate in the determination of his own compensation or the compensation of directors. However, he makes recommendations to the Compensation Committee regarding the amount and form of the compensation of the other executive officers and key employees, and he often participates in the Compensation Committee’s deliberations about such persons’ compensation. Yael Sandler, our Chief Financial Officer, also assists the Compensation Committee in its deliberations regarding executive officer, director and employee compensation. No other executive officers participate in the determination of the amount or the form of the compensation of executive officers or directors. The Compensation Committee does not utilize the services of an independent compensation consultant to assist in its oversight of executive and director compensation. Our Board adopted a written charter for the Compensation Committee, which is available on our website.

Nominating and Corporate Governance Committee

Our Nominating and Corporate Governance Committee assists the Board in identifying and evaluating qualified candidates for service on the Board, recommending director nominees to the Board, reviewing the size and composition of the Board and its committees, and overseeing the Company’s corporate governance practices. The committee also reviews and makes recommendations to the Board regarding corporate governance matters.

In evaluating prospective director candidates, the committee considers the qualifications it deems appropriate in light of the current composition and needs of the Board. These considerations may include a candidate’s business and professional experience, skills and expertise, integrity, judgment, independence, leadership ability, understanding of the Company’s business and industry, ability to devote sufficient time to Board service and potential contributions to the diversity of backgrounds, perspectives and experience represented on the Board. The Company does not have a formal policy regarding diversity in identifying director nominees, but the committee considers diversity as one factor in evaluating candidates.

The committee may identify director candidates through recommendations from directors, management, stockholders or other persons, and may engage third-party search firms where appropriate. The committee did not retain or pay any third party to identify or evaluate director candidates for election at the Annual Meeting.

The committee will consider candidates recommended by stockholders using substantially the same criteria it applies to candidates identified through other sources. A stockholder wishing to recommend a candidate for consideration by the committee should submit the candidate’s name and qualifications, together with the information required by the Company’s Bylaws, to the Company’s Secretary at Cyabra, Inc., 13 Gershon Shatz, Tel Aviv, Israel 6997543. A stockholder seeking to nominate a director candidate directly, rather than recommend a candidate for consideration by the committee, must comply with the advance-notice and other requirements in the Company’s Bylaws and applicable SEC rules.

Our Nominating and Corporate Governance Committee is currently composed of Sonny Vu, Michael Madon and James Flanagan. The Board has determined that each member is independent under the applicable Nasdaq listing standards. The committee held one meeting during the period from March 27, 2026, the date on which the Company completed its business combination and began trading on The Nasdaq Stock Market LLC (“Nasdaq”), through the date of this Proxy Statement.

Board of Directors’ Role in the Oversight of Risk Management

Our Board has extensive involvement in the oversight of risk management related to our company and our business and accomplishes this oversight through the regular reporting to the Board by the Audit Committee. The Audit Committee represents the Board by periodically reviewing our accounting, reporting, and financial practices, including the integrity of our financial statements, the surveillance of administrative and financial controls, and our compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, and information technology functions, the Audit Committee reviews and discusses all significant areas of our business and summarizes for the Board all areas of risk and the appropriate mitigating factors. In addition, our Board receives periodic detailed operating performance reviews from management.

Board Composition and Leadership Structure

Our business and affairs are managed under the direction of our Board. Our Board consists of seven directors. Each director will continue to serve as a director until the election and qualification of the director’s successor or until the director’s earlier death, resignation or removal. The authorized number of directors may be changed by resolution of our Board, and vacancies on our Board may be filled in accordance with our Certificate of Incorporation and Bylaws.

The Company currently does not have a designated Chair of the Board or lead independent director. Dan Brahmy, our Chief Executive Officer, serves as a member of the Board but does not serve as Chair of the Board. The Board believes that its current leadership structure is appropriate for the Company at this time because it permits our Chief Executive Officer to focus on the Company’s business and operations, while the Board’s independent directors and standing committees provide independent oversight of management. The Board does not have a fixed policy requiring the roles of Chair of the Board and Chief Executive Officer to be combined or separated. The Board periodically reviews its leadership structure and may designate a Chair of the Board or lead independent director, or otherwise modify its leadership structure, if it determines that doing so would be in the best interests of the Company and its stockholders.

Our Certificate of Incorporation provides that our Board is divided into three classes, with each class serving staggered, three-year terms. Only one class of directors is elected at each annual meeting of stockholders, with the directors in the other classes continuing for the remainder of their respective terms. Our Board is currently classified as follows:

•        The Class I directors are Michael Pompeo and James Flanagan, each of whom is standing for reelection as a Class I director at the Annual Meeting;

•        The Class II directors are Michael Madon and Sonny Vu, and their terms will expire at the annual meeting of stockholders to be held in 2027; and

•        The Class III directors are Josette Sheeran, Yossef Daar and Dan Brahmy, and their terms will expire at the annual meeting of stockholders to be held in 2028.

Any additional directorships resulting from an increase in the authorized number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the authorized number of directors.

Stockholder Communications with the Board of Directors

Stockholders may communicate with the Board by writing to us as follows: Cyabra, Inc., 13 Gershon Shatz, Tel Aviv, Israel 6997543. Stockholders who would like their submission directed to a member of the Board may so specify and the communication will be forwarded as appropriate.

Code of Ethics and Conduct

We adopted a code of business conduct that applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, and principal accounting officer, which is available on our website. Our code of business conduct is a “code of ethics,” as defined in Item 406(b) of Regulation S-K. We will make any legally required disclosures regarding amendments to, or waivers of, provisions of our code of ethics on our website.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended December 31, 2025, none of the members of our Compensation Committee was an officer or employee of the Company, was formerly an officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K. None of our executive officers served as a member of the board of directors or compensation committee of any entity that had one or more executive officers serving as a member of our Board or Compensation Committee.

Independence of the Board of Directors

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Based upon information requested from and provided by each director concerning his or her background, employment, and affiliations, including family relationships, we have determined that Sonny Vu, Michael Madon, James Flanagan, and Michael Pompeo representing four (4) of our seven (7) directors, are “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the Nasdaq.

Compensation of Directors and Officers

Overview of Executive Compensation Program

The Compensation Committee of our Board reviews and makes recommendations to the Board regarding the compensation of our executive officers, including our named executive officers. Our executive compensation program currently includes base salary, cash incentive and commission opportunities, equity-based compensation and employee benefits. These compensation elements are intended to attract and retain qualified executive officers, motivate performance and align the interests of our executive officers with the long-term interests of our stockholders.

In determining executive compensation, the Compensation Committee and the Board may consider, among other factors, the executive officer’s responsibilities and performance, the Company’s financial and operational performance, competitive market data, internal pay considerations and retention objectives. The Compensation Committee and the Board may modify the components and amounts of executive compensation from time to time based on these and other factors that they deem appropriate.

The Company’s named executive officers for 2025 were Dan Brahmy, Chief Executive Officer, Emmanuel Heymann, Chief Revenue Officer, and Yael Sandler, Chief Financial Officer. Each continues to serve in that capacity. The Company’s latest compensation disclosure identifies salary, option awards and other compensation as components of the compensation paid to these named executive officers during 2025.

Cash Incentive Compensation

Certain of our executive officers are eligible to receive performance-based cash compensation under the terms of their employment arrangements or as otherwise approved by the Compensation Committee or the Board. The applicable performance measures, payment opportunities and other terms may vary by executive officer and may be based on individual, business-unit or Company performance. The Compensation Committee or the Board, as applicable, determines the achievement of applicable performance goals and the amount of incentive compensation payable in accordance with the terms of the applicable arrangement.

Stock-Based Awards

We use stock-based awards to provide our executive officers and other eligible service providers with an ownership interest in the Company, encourage their continued service and align their interests with those of our stockholders.

The Cyabra, Inc. 2026 Omnibus Equity Incentive Plan, which became effective upon the completion of the Business Combination on March 27, 2026, permits the grant of nonqualified stock options, incentive stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units, incentive bonus awards, other cash-based awards and other stock-based awards to eligible employees, officers, non-employee directors and other individual service providers. The 2026 Plan is administered by the Compensation Committee, although the full Board may act in lieu of the Compensation Committee.

The Company has granted equity awards under the 2026 Plan following the Business Combination. In August 2026, for example, the Board approved grants of restricted stock units to certain employees under the 2026 Plan, with four-year vesting periods that include a one-year cliff followed by quarterly vesting. The form, amount and terms of any equity award, including applicable vesting conditions, are determined by the Compensation Committee or the Board, as applicable, in accordance with the 2026 Plan and the applicable award agreement.

Other Compensation and Benefits

Our executive officers are eligible to participate in employee benefit arrangements that are generally available to similarly situated employees, subject to the terms of the applicable plans and arrangements. Depending on an executive officer’s location and employment arrangement, these benefits may include retirement or savings contributions, health and welfare benefits and other customary employment benefits. We may also provide executive officers with severance protections, perquisites or other personal benefits pursuant to their employment arrangements or as otherwise approved by the Compensation Committee or the Board.

Director Compensation

Our non-employee directors receive varying levels of compensation for their services as directors and members of committees of our Board. We determine director compensation in accordance with industry practice and standards.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS AND NON-EMPLOYEE DIRECTORS

Name	Age	Position
Executive Officers
Dan Brahmy	34	Chief Executive Officer and Class III Director
Yossef Daar	40	Chief Product Officer and Class III Director
Ido Shraga	33	Chief Technology Officer
Emmanuel Heymann	38	Chief Revenue Officer
Yael Sandler	39	Chief Financial Officer

Non-Employee Directors
Michael Pompeo	61	Class I Director
Sonny Vu	52	Class II Director
Michael Madon	53	Class II Director
James Flanagan	65	Class I Director
Josette Sheeran	71	Class III Director

Executive Officers

Dan Brahmy co-founded our company in July 2017 and has since served as its Chief Executive Officer. Mr. Brahmy has also served on our Board since our inception. Prior to founding our company, he was a strategy consultant at Deloitte Digital. Mr. Brahmy received a B.A. in Marketing from Reichman University (IDC) in 2015.

Yossef Daar co-founded our company in July 2017 and has since served as its Chief Product Officer. Mr. Daar has also served on our Board since our inception. Prior to founding our company, he was chief research officer at a business intelligence agency, and he also held several managerial positions in the Israeli Military Intelligence. Mr. Daar received a B.Sc. in Biology and Jewish Philosophy from Bar Ilan University in 2015.

Ido Shraga co-founded our company in July 2017 and has since served as its Chief Technology Officer. Mr. Shraga previously served on our Board from July 2017 until September 2021. Prior to founding our company, Mr. Shraga was chief technology officer at a business intelligence agency, and he also held several cyber engineering positions in the Israeli Defense Forces.

Emmanuel Heymann has served as our Senior Vice President of Revenue from January 2023 until August 2024 and has since then served as our Chief Revenue Officer. Prior to joining Cyabra, Mr. Heymann held various sales team management roles at Similarweb Ltd. (NYSE: SMWB) (“Similarweb”) from August 2013 to November 2022. At Similarweb, Mr. Heymann focused on scaling certain go-to-market teams in order to maximize commercial potentials and revenue streams. He received a B.A. in Government Diplomacy and Strategy from Reichman University in 2009 and an M.Sc. from the London School of Economics and Political Science in 2009.

Yael Sandler has served as our Chief Financial Officer since July 2024. Prior to joining our company, Ms. Sandler was the Chief Financial Officer of Nano Dimension Ltd (Nasdaq: NNDM) (“Nano”) from May 2015 to March 2024, where she formulated Nano’s financial strategy and supervised all financial activities, including both internal and external functions. During her tenure at Nano, the company scaled from 20 employees in one location to approximately 600 employees in numerous locations such as the U.S., Germany, Australia and Switzerland. Also during Ms. Sandler’s tenure, Nano consummated its initial public offering and became publicly traded on Nasdaq. Ms. Sandler received a B.A. in Accounting and Economics from the Hebrew University of Jerusalem in 2011, and an MBT in Business Tax from The College of Management in 2014.

Non-Employee Directors

Michael Pompeo has served on our Board since January 2024. Prior to joining our Board, from April 2018 through January 2021, Mr. Pompeo served as the United States Secretary of State. Mr. Pompeo has extensive knowledge and experience in both business and global affairs. He has been the Executive Chairman of Impact Investments LLC, a U.S.-based strategic and financial advisory and investment firm since 2023 and has been a Partner at Niobrara Capital Partners, a U.S.-based private equity firm, since July 2024. Mr. Pompeo has been the Managing Member of Kansas CNQ, LLC, a private consulting business, since February 2021. He currently sits on the board of directors of Simpler

Postage, Inc. (d/b/a EasyPost), a U.S. shipping logistics services company, which he joined in 2021. Mr. Pompeo has also served as a director of Veon Ltd., a multinational telecommunications company, since May 2024, and its subsidiary Kyivstar JSC, a Ukrainian telecommunications company, since November 2023. Mr. Pompeo has served on the board of directors of USA Rare Earths LLC, a U.S. critical materials supplier, since 2023. He received a B.S. in Engineering from the United States Military Academy in 1986 and a Juris Doctor from the Harvard University School of Law in 1994.

Sonny Vu has served on our Board since November 2021. Prior to joining our company, Mr. Vu co-founded Impact Biosystems, Inc., a wellness and fitness hardware and software developer, and served as a director on its board until October 2022. He also served as Chief Executive Officer of Arevo, Inc., a software developer, from January 2020 until February 2023. Mr. Vu co-founded Elemental Machines, Inc., a custom hardware and software solutions company, in October 2014, and served as a director on its board until September 2023. Mr. Vu co-founded Alabaster, a venture capital firm focused on the science and technology fields, in January 2018. He received a B.S. and B.A. in Mathematics and Linguistics from the University of Illinois, Urbana-Champaign in 1995 and studied linguistics at the Massachusetts Institute of Technology from 1996 to 2000.

Michael Madon has served on our Board since March 2026 and previously served as a board advisor to our company since January 2022. Mr. Madon is a recognized expert in the fields of cybersecurity, behavioral analytics, secure manufacturing, and financial intelligence, a successful entrepreneur who has founded, led, and exited several companies, and retired as an officer and technology scout for the US Army. Since March 2024, Mr. Madon has served as Chief Revenue Officer of ABCorp, Inc., overseeing all go-to-market operations for the secure printing and additive manufacturing solutions provider, which operates at the intersection of fintech, healthcare, identity management, transportation, and omnichannel content. Additionally, he was the co-founder of Pretaa, Inc., a behavioral analytics software company dedicated to combating drug addiction by leveraging wearable technology and AI/ML algorithms to provide proactive support and lasting recovery solutions and served as its CEO from November 2020 to November 2023. Prior to that, from July 2018 to November 2020, Mr. Madon served as the SVP and GM of Email, Security Awareness, and Threat Intelligence Products at Mimecast Ltd., a global cybersecurity and email management company. Prior to that, from October 2016 to November 2018, he was the CEO and co-founder of Ataata, a security awareness training and behavioral risk management platform that helped its customers combat security breaches caused by employee mistakes. Additionally, since May 2022, Mr. Madon has served as an Operating Advisor for TZP Group, a private equity firm focused on investing in lower-middle market technology & business services and consumer products. He also served as a Professional Advisor for the Martin Trust Center for MIT Entrepreneurship, a center dedicated to advancing innovation-driven entrepreneurship through mentorship, education, and real-world experience, since January 2020. Mr. Madon has served as a Board Advisor for the Foundation for Defense of Democracies — Center on Cyber and Technology Innovation, a non-partisan think tank focused on national security and foreign policy where he has contributed cyber and technology insights since December 2016. He served as an Innovation Working Group Member for the Secretary of Energy Advisory Board, where he advised on U.S. energy policies, research initiatives, and associated national security issues from June 2019 to January 2022. He also served as a board member and finance committee member of the National Cyber Security Alliance, a non-profit that builds public/private partnerships for broad-reaching cybersecurity education and awareness, from October 2019 to October 2021. Mr. Madon served as a Deputy Assistant Secretary in the U.S. Department of the Treasury’s Office of Intelligence and Analysis from 2009 to 2014 and retired as a Lieutenant Colonel in the U.S. Army Reserve, where he served in Airborne, Mechanized, Military Intelligence, and the 75th Innovation Command. Mr. Madon received a B.A. in English from the School of Arts and Sciences, Cornell University, in 1994, an M.I.A. in Security Policy from the School of International and Public Affairs, Columbia University in 2001, and an M.B.A. in Marketing from The Wharton School, University of Pennsylvania in 2014.

James Flanagan has served on our Board since March 2026. Mr. Flanagan served in various roles over the last 39 years at PricewaterhouseCoopers LLP, most recently as Chief Operating Officer, US Managing Partner & Vice Chairman from July 2016 to July 2021. He received a B.A. in Accounting from Long Island University in 1982.

Josette Sheeran has served on our Board since March 2026. Ms. Sheeran has served as the CEO of Firefly Global Group, a geopolitical and business consulting firm supporting founders and accelerating new technologies which enhance national security, since December 2023. She has also served on the board of Capital Group, which manages more than $2.5 trillion in global investments, since December 2016. Ms. Sheeran serves on the boards of Vestergaard International, which has delivered high tech nets to prevent deaths from malaria, and Lifestraw, a pioneer in safe water access and filtration, since 2019. She has also served as a director of Sceye, the world’s first stationary stratospheric vessel, since April, 2024. Ms. Sheeran has served as a Trustee of the Business Council for International Understanding since October 2024 and of the McCain Institute for International Leadership since February 2021. She served as President of Canoo Technologies, Inc. (NASDAQ: GOEV) from July 2021 to September 2024 and as a Director on its board from December 2020 to February 2024. Ms. Sheeran has been twice unanimously confirmed as a U.S. Ambassador, including leading economic, energy, technology, agriculture and transportation negotiations for Secretary of State Condoleezza Rice. She served as UN Special Envoy, leading a successful effort to end a cholera epidemic in Haiti from July 2017 to February 2021. Ms. Sheeran also served as the President and CEO of the Asia Society, a global Rockefeller institution focused on policy, sustainability, conflict resolution, culture, and education, from June 2013 to February 2021. She has served as a Professor of Practice at Arizona State University since February 2021. Ms. Sheeran received a B.A. in Communication and Journalism from the University of Colorado in 1976 and studied as a Fisher Fellow at the Harvard University Kennedy School in 2013.

Summary Compensation Table

The following table sets forth information concerning the compensation of our named executive officers for the years ended December 31, 2025 and December 31, 2024:

Name & Principal Position	Year	Salary ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Dan Brahmy	2025	332,990	21,810	19,450	(3)	374,251
Chief Executive Officer	2024	154,861	188,578	37,544	(3)	380,983
Emmanuel Heymann	2025	394,598	1,725	26,494	(3)	512,817
Chief Revenue Officer	2024	344,651	5,149	34,030		383,772
Yael Sandler	2025	261,520	547,496	72,186	(3)	881,202
Chief Financial Officer	2024	118,854	—	18,626	(3)	137,480

____________

(1)      The amounts set forth below for each executive officer represent the payments that were made in U.S. dollars or in New Israel Shekels (“NIS”), which have been translated to U.S. dollars according to the average exchange rate on the applicable period.

(2)      Amounts represent the aggregate fair value of such awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”). The fair value of the option awarded is determined based on the price of our shares of Common Stock on the date of grant. This amount does not correspond to the actual value that may be recognized by the individuals listed in the table above upon the vesting and subsequent exercise of the underlying shares.

(3)      Consists of payments, contributions and/or allocations for social benefits, as well as expenses for car allowance.

Employment Agreements

Dan Brahmy

On January 19, 2018, we entered into an employment agreement with Mr. Dan Brahmy setting forth the terms and conditions of his employment to serve as our Chief Executive Officer. The employment agreement provides for an initial monthly salary of NIS 9,000, which has increased over time to the current monthly salary of NIS 47,000, effective November 13, 2023. The employment agreement also provides for reimbursement of business travel and pre-approved business expenses. Mr. Brahmy is also entitled to benefits provided to similarly situated executive officers/other full-time employees, including pension, advanced study fund and severance amounts according to Israeli law.

Either party may terminate the agreement by providing 30 days’ prior written notice. During this notice period, Mr. Brahmy will continue to render his services unless otherwise instructed by us. We may terminate this employment agreement with immediate effect for cause, as defined in this employment agreement. In such event, Mr. Brahmy will not be entitled to receive any compensation during the notice period.

As part of the employment agreement, Mr. Brahmy entered into a Confidentiality, Non-Compete, Proprietary Information and Inventions Assignment Undertaking with us, pursuant to which Mr. Brahmy is bound by non-compete and non-solicitation provisions for a period of twelve (12) months following the later of (i) the termination of engagement with Cyabra, or (ii) the transfer and/or disposition of all his shares in Cyabra. This undertaking also contains customary provisions regarding confidentiality of information and assignment of inventions.

On February 10, 2025, Cyabra Strategy Inc. entered into an offer letter with Mr. Brahmy setting forth the terms and conditions of his employment to serve as the Chief Executive Officer of Cyabra Strategy Inc. and to cease to be an employee of Cyabra, effective February 17, 2025. The offer letter provides for an annual salary of $301,000 and an annual bonus of $40,000. Mr. Brahmy will be entitled to receive a one-time bonus in the amount of $400,000 upon the consummation of the Business Combination. Mr. Brahmy’s employment with Cyabra Strategy Inc. will be at-will and either party may terminate the agreement at any time, with or without notice.

As part of the offer letter, Mr. Brahmy entered into a Confidentiality, Non-Competition, Non-Solicitation and Assignment of Inventions Agreement with Cyabra Strategy Inc., pursuant to which Mr. Brahmy is bound by non-compete and non-solicitation provisions for a period of twelve (12) months following the period in which he is employed by any Related Company, as defined in the offer letter. This undertaking also contains customary provisions regarding confidentiality of information and assignment of inventions.

Emmanuel Heymann

On December 29, 2022, Cyabra entered into an offer letter with Mr. Heymann setting forth the terms and conditions of his employment to serve as our Vice President, Revenue, effective January 1, 2023 (the “Effective Date”). The offer letter, as amended on August 15, 2024, provides for an annual salary of $276,000, effective September 1, 2024. On August 11, 2026 and August 13, 2026, our compensation committee of our Board and our Board, respectively, approved an increase in the annual base salary of Mr. Heymann from $276,000 to $310,000, effective October 1, 2026. In addition, effective January 1, 2027, Mr. Heymann’s sales commission will increase from 2.0% to 2.5% of revenues, as defined in his commission plan.

On February 19, 2023 Mr. Heyman received a stock option to purchase up to 25,264 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of the grant. The option vests over 46 months as follows: 25% of the shares subject to the option vested on October 17, 2023 (the “First Vesting Date”) and the remaining 75% of the shares subject to the option will vest in thirty-six (36) equal monthly installments on the last day of each month following the First Vesting Date.

On January 8, 2025, Mr. Heymann received a stock option to purchase up to 28,883 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock as of the date of the grant. The option vests over three years as follows: (i) 16.7% of the options vested on June 30, 2025; (ii) 10% of the remaining options will vest in equal portions each quarter for 10 quarters, such that all options will vest on December 31, 2027.

On May 14, 2026, Mr. Heymann received 100,000 restricted share units (“RSUs”). The RSUs vest over three years as follows: (i) 33.33% of the RSUs vest on April 1, 2027; (ii) 12.5% of the remaining RSUs will vest in equal portions each quarter for 8 quarters, such that all RSUs will vest on April 1, 2029.

Mr. Heymann is also entitled to participate in Cyabra’s sales commission plan. Pursuant to the offer letter, Mr. Heymann’s employment with us is at-will.

Under the offer letter, Mr. Heymann agreed to provide us with two weeks advance written notice of his resignation if prior to the one-year anniversary of the Effective Date, and four weeks advance written notice if he resigns after the one-year anniversary of the Effective Date. We agree to provide Mr. Heymann with two weeks advance written notice if we terminate his employment without Cause (as defined in the 2020 Plan) prior to the one-year anniversary of the Effective Date, and four weeks advance written notice if we terminate his employment without Cause after the one-year anniversary of the Effective Date.

As part of the offer letter, Mr. Heymann entered into a Confidentiality, Non-Competition, Non-Solicitation and Assignment of Inventions Agreement with us, pursuant to which he is bound by non-compete and non-solicitation provisions for a period of twelve (12) months following the period in which he is employed by any Related Company, as defined in the offer letter. This undertaking also contains customary provisions regarding confidentiality of information and assignment of inventions.

Yael Sandler

On June 18, 2024, we entered into an employment agreement with Ms. Yael Sandler setting forth the terms and conditions of her employment to serve as our Chief Financial Officer. This employment agreement provides, for a monthly salary of NIS 70,000. The employment agreement also provides for reimbursement of business travel and pre-approved business expenses. Ms. Sandler is also entitled to benefits provided to similarly situated executive officers/other full-time employees, including pension, an allowance for meal expenses, advanced study fund and severance amounts according to Israeli law. Additionally, Ms. Sandler is entitled to receive a leased car. On August 11, 2026 and August 13, 2026, our compensation committee of our Board and our Board, respectively, approved an increase in the monthly base salary of Ms. Sandler from NIS 70,000 to NIS 80,000, effective October 1, 2026. In addition, effective October 1, 2026, the Company’s contributions to Ms. Sandler’s education fund (Keren Hishtalmut) will be calculated based on her entire monthly base salary, at a rate of 7.5%, rather than being limited to the applicable tax-exempt ceiling.

On January 8, 2025, Ms. Sandler received a stock option to purchase up to 101,071 shares of Common Stock at an exercise price of USD $0.16. The option vests over four years as follows: (i) 25% of the options vested on July 1, 2025; (ii) 1/12 of the remaining options will vest in equal portions each quarter for 12 quarters, such that all options will vest on July 1, 2028.

On May 14, 2026, Ms. Sandler received 40,000 RSUs. The RSUs vest over three years as follows: (i) 33.33% of the RSUs vest on April 1, 2027; (ii) 12.5% of the remaining RSUs will vest in equal portions each quarter for 8 quarters, such that all RSUs will vest on April 1, 2029.

Either party may terminate the agreement by providing 60 days’ prior written notice. During this notice period, Ms. Sandler will continue to render her services unless otherwise instructed by us. We may terminate this employment agreement with immediate effect for cause, as defined in this employment agreement. In such event, Ms. Sandler will not be entitled to receive any compensation during the notice period.

As part of the employment agreement, Ms. Sandler entered into a Confidentiality, Non-Compete, Proprietary Information and Inventions Assignment Undertaking with us, pursuant to which Ms. Sandler is bound by non-compete and non-solicitation provisions for a period of twelve (12) months following the later of (i) the termination of engagement with Cyabra, or (ii) the transfer and/or disposition of all her shares in Cyabra. This undertaking also contains customary provisions regarding confidentiality of information and assignment of inventions.

Executive Compensation

Our executive compensation program is designed to align compensation with our business objectives, while enabling us to attract, motivate and retain individuals who contribute to our long-term success. Decisions on the executive compensation program are made by the compensation committee of our Board.

Stock Issuance

Ido Shraga and Yossef Daar received an aggregate of 400,000 RSUs to purchase shares of our Common Stock pursuant to the 2026 Plan.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information about outstanding equity awards granted to our named executive officers that remain outstanding as of December 31, 2025:

Name	Grant Date	Number of Securities Issuable Upon the Exercise of Unexercised Options (#) Exercisable	Number of Securities Issuable Upon the Exercise Unexercised Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date
Dan Brahmy	November 13, 2023(1)	42,146	—	USD	0.00	November 13, 2033
Chief Executive Officer
Emmanuel Heymann	February 19, 2023(2)	19,471	5,793	USD	1.00	February 19, 2033
Chief Revenue Officer	January 8, 2025(3)	7,235	21,648	USD	7.53	January 8, 2035
Yael Sandler	January 8, 2025(4)	31,584	69,487	USD	0.16	January 8, 2035
Chief Financial Officer

____________

(1)      This option award is fully vested

(2)      This option award vests over 46 months as follows: 25% of the shares subject to the option vested on the First Vesting Date and the remaining 75% of the shares subject to the option will vest in thirty-six (36) equal monthly installments on the last day of each month following the First Vesting Date.

(3)      This option award vests over three years as follows: (i) 16.7% of the options vested on June 30, 2025; (ii) 10% of the remaining options will vest in equal portions each quarter for 10 quarters, such that all options will vest on December 31, 2027.

(4)      This option award vests over four years as follows: (i) 25% of the options vested on July 1, 2025; (ii) 1/12 of the remaining options will vest in equal portions each quarter for 12 quarters, such that all options will vest on July 1, 2028.

Director Compensation

We have not historically maintained a formal non-employee director compensation program but has granted equity awards under the Cyabra Strategy Ltd. 2020 Share Option Plan to certain of its non-employee directors as it has deemed appropriate.

The following table sets forth information regarding compensation for each of our non-employee directors during our fiscal year ended December 31, 2025.

Name	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Sonny Xuan Vu	0	0	0	0	0
Michael Pompeo(2)	55,737	0	0	0	55,737

____________

(1)      Amounts represent the aggregate fair value of such awards computed in accordance with FASB ASC Topic 718. The fair value of the option awarded is determined based on the price of our shares of Common Stock on the date of grant. This amount does not correspond to the actual value that may be recognized by the individuals listed in the table above upon the vesting and subsequent exercise of the underlying shares.

(2)      No compensation paid to the director for the year ended December 31, 2025.

Pay Versus Performance

The following table sets forth compensation information for our Chief Executive Officer, Dan Brahmy, referred to in the tables below as the PEO, and our Chief Financial Officer, Yael Sandler, our Chief Product Officer, Yossef Daar, our Chief Technology Officer, Ido Shraga, and our Chief Revenue Officer, Emmanuel Haymann, referred to in the tables below as the Non-PEO NEOs, for purposes of comparing their respective compensation to our net loss, calculated in accordance with SEC regulations, for the fiscal years ended December 31, 2025 and 2024.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(3)	Average Compensation Actually Paid to Non-PEO NEOs(4)	Net Income (Loss)
	(1)	(2)	(3)	(4)
2025	$374,251	$374,251	$506,068	$506,068	$
2024	$380,983	$380,983	$321,580	$321,580	$

____________

(1)      The dollar amounts reported are the amounts of total compensation reported for Mr. Brahmy in the Summary Compensation Table for the fiscal years ended December 31, 2025 and 2024.

(2)      The dollar amounts reported represent the amount of “compensation actually paid”, as computed in accordance with SEC rules. The dollar amounts reported are the amounts of total compensation reported for Mr. Brahmy during the applicable year, but also include (i) the year-end fair value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in the fair value of equity awards that were outstanding and unvested at the end of the prior year, measured through the date on which the awards vested, or through the end of the reported fiscal year, and (iii) the fair value of equity awards that were issued and vested during the reported fiscal year. See the table under “PEO Equity Award Adjustment Breakout” below for further information.

(3)      The dollar amounts reported are the average total compensation reported for our Non-PEO NEO in the Summary Compensation Table for the fiscal years ended December 31, 2025 and 2024.

(4)      The dollar amounts reported represent the average amount of “compensation actually paid”, as computed in accordance with SEC rules, for our Non-PEO NEOs. The dollar amounts reported are the average total compensation reported for our Non-PEO NEOs in the Summary Compensation Table for the fiscal years ended December 31, 2025 and 2024, but also include (i) the year-end fair value of equity awards granted during the reported year that are outstanding and unvested, (ii) the change in the fair value of equity awards that were outstanding and unvested at the end of the prior year, measured through the date on which the awards vested, or through the end of the reported fiscal year, and (iii) the fair value of equity awards that were issued and vested during the reported fiscal year. See the table under “Non-PEO NEOs Equity Award Adjustment Breakout” below for further information.

PEO Equity Award Adjustment Breakout

To calculate the amounts in the “Compensation Actually Paid to PEO” column in the table above, the following amounts were deducted from and added to (as applicable) our PEO’s “Total” compensation as reported in the Summary Compensation Table:

Year	Summary Compensation Table Total for PEO	Reported Value of Equity Awards for PEO(1)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to PEO
2025	$374,251	$21,810	$	$	$	$21,810	$374,251
2024	$380,983	$188,578	$	$	$	$188,578	$380,983

____________

(1)      Represents the grant date fair value of the equity awards to our PEO, as reported in the Summary Compensation Table.

Non-PEO NEOs Equity Award Adjustment Breakout

To calculate the amounts in the “Compensation Actually Paid to Non-PEO NEOs” column in the table above, the following amounts were deducted from and added to (as applicable) the “Total” compensation of our Non-PEO NEOs as reported in the Summary Compensation Table:

Year(1)	Summary Compensation Table Total for Non-PEO NEOs	Reported Value of Equity Awards for Non-PEO NEOs(2)	Fair Value as of Year End for Awards Granted During the Year	Fair Value Year over Year Increase or Decrease in Unvested Awards Granted in Prior Years	Fair Value of Awards Granted and Vested During the Year	Fair Value Increase or Decrease from Prior Year end for Awards that Vested during the Year	Compensation Actually Paid to Non-PEO NEOs
2025(1)	$506,068	$170,711	$	$	$	$170,711	$506,068
2024(1)	$321,580	$95,576	$	$	$	$95,576	$321,580

____________

(1)      All the amounts are average for Non-PEO NEOs.

(2)      Represents the grant date fair value of the equity awards to our Non-PEO NEOs, as reported in the Summary Compensation Table.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, our directors, executive (and certain other) officers, and any persons holding ten percent or more of our outstanding shares of Common Stock must report on their ownership of the Company’s securities and any changes in such ownership to the SEC. Specific due dates for these reports have been established. During such fiscal year, we believe that all reports required to be filed by such persons pursuant to Section 16(a) were filed on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Relationships and Related Person Transactions — Trailblazer

Founder Shares

On May 17, 2022, Trailblazer Sponsor Group, LLC, a Delaware limited liability corporation (the “Sponsor”) purchased 1,940,625 shares (the “Founder Shares”) of Trailblazer Class B Common Stock for an aggregate price of $25,000. On September 23, 2022, we and the Sponsor entered into a share exchange agreement pursuant to which the Sponsor exchanged 1,940,624 Founder Shares for 1,940,624 shares of Trailblazer Class A Common Stock. As a result of the share exchange, the Founder Shares consisted of 1,940,624 shares of Trailblazer Class A Common Stock and one share of Trailblazer Class B Common Stock. On January 20, 2023, the Sponsor forfeited for no consideration and the Company canceled 215,625 of such Founder Shares, resulting in 1,724,999 Founder Shares remaining outstanding of Trailblazer Class A Common Stock and one share of Trailblazer Class B Common Stock. The one share of Trailblazer Class B Common Stock issued and outstanding will automatically be canceled at the time of the Parent merger. The holder of the one share of Trailblazer Class B Common Stock will have the right to elect all of the directors prior to the Business Combination and the holders of the shares of Trailblazer Class A Common Stock will not be entitled to vote on the election of directors during such time.

On March 28, 2023, the Chief Financial Officer of the Company and three directors (the “Subscribers”) entered into subscription agreements with the Sponsor for an interest in the Sponsor company for their own investment purposes. The interest is backed by the Trailblazer Class A Common Stock owned by the Company as of March 28, 2023, the date of issuance. As such, the Subscribers will participate in the profits or losses of the Sponsor company though date of liquidation. The subscription into interests of the Trailblazer Class A Common Stock Founder Shares to the Company’s management and directors is in the scope of FASB ASC Topic 718, “Compensation-Stock Compensation” (“ASC 718”). Under ASC 718, stock-based compensation associated with equity-classified awards is measured at fair value upon the grant date. The 47,500 Trailblazer Class A Common Stock which support the subscription interests of management and the directors has a fair value of $207,087 or $4.36 per share, which has been recorded as stock-based compensation. The fair value was determined using a Monte Carlo Model with a volatility of 7.2%, risk-free rate of 3.97% and a stock price of $9.89 as of the valuation date of March 28, 2023. These interests are not subject to performance conditions and as such stock-based compensation of $207,087 was recorded on the statement of operations.

On November 10, 2023, the Company reimbursed its officers an aggregate amount of $3,545 for the out-of-pocket expenses paid by officers in connection with meeting a prospective target.

The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of: (1) one year after the completion of a business combination or (B) subsequent to a business combination, (x) if the last reported sale price of the Trailblazer Class A Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 180 days after a business combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Promissory Note — Related Party

On May 17, 2022, the Company issued an unsecured promissory note to the Sponsor (the “Promissory Note”) as amended on January 20, 2023 and as further amended as of March 31, 2023, pursuant to which the Company may borrow up to an aggregate principal amount of $400,000 (as amended). The Promissory Note is non-interest bearing and is payable on the earlier of (i) the close of the Company’s initial business combination or (ii) September 30, 2024 (except as provided below). On November 21, 2023, the Promissory Note was further amended to permit the Company to pay certain expenses of the Sponsor which would reduce the principal balance of the Promissory Note by the same amount. On March 27, 2024, the maximum amount available under the Promissory Note was further amended and increased to $1,090,000. On June 25, 2024, the maximum amount available under the Promissory Note was further amended and increased to $1,780,000. On September 16, 2024, the maximum amount available under the

Promissory Note was further amended and increased to $1,980,000 and the term of the Promissory Note was extended to December 31, 2024. On September 30, 2024, the maximum amount available under the Promissory Note was further amended and increased by $2,280,000.

On November 29, 2024, the Company entered into an amendment of the Promissory Note, pursuant to which the maximum amount available to borrow under the Promissory Note was further increased by an additional $500,000 to $2,780,000. As of December 31, 2024 and December 31, 2023, there was $2,529,445 and $321,585, respectively, outstanding under the Promissory Note. On February 21, 2025, the Company entered into an amendment of the Promissory Note, pursuant to which the maximum amount available to borrow under the Promissory Note was further increased by an additional $750,000 to $3,530,000 and the maturity date of the Promissory Note was amended to be the earlier of May 31, 2025 or the closing of the Company’s initial business combination. On March 24, 2025, the Promissory Note was amended and restated in its entirety, in order to provide, among other things, (1) that the maturity date of the Note is May 31, 2025; provided, however, that if Trailblazer completes an initial business combination, the Promissory Note shall be extended for an additional eighteen (18) months from the closing of the initial business combination, (2) for certain post-business combination transaction participation rights for the Sponsor as well as most favored nation rights for the Sponsor with respect to certain post business combination transactions and (3) for equal monthly payments of $125,000 due commencing on the first business day of the calendar month following the month in which Trailblazer closes its initial business combination.

On May 29, 2025, the Promissory Note was further amended, pursuant to which (i) the maximum amount available to borrow under the Promissory Note was further increased by an additional $500,000 to $4,030,000 and (ii) the maturity date of the Promissory Note was amended to be the earlier of July 30, 2025 or the closing of the Company’s initial business combination.

On July 29, 2025, the Company entered into a second amended and restated promissory note with the Sponsor, pursuant to which (i) the maturity date of the Promissory Note was amended to be the later of September 15, 2025 or the closing of the Company’s initial business combination and (ii) the outstanding principal balance of the Promissory Note will be converted into preferred stock of the Corporation at the closing of the initial business combination.

As of September 30, 2025, the Company entered into an amendment to the Second Amended and Restated Promissory Note (the “Note”) with Sponsor, pursuant to which the amount of the Note was increased by $300,000 to $4,330,000.

As of November 24, 2025, Trailblazer entered into another amendment to the Note, pursuant to which the amount of the Note was increased by $250,000 to $4,580,000.

On December 4, 2025 the parties thereto entered into another amendment (the “Amendment”) to the Second Amended and Restated Promissory Note. The purpose of the Amendment was, among other things, to provide that principal balance of the note shall be payable on the later of September 15, 2025 or the closing of Trailblazer’s initial business combination; provided, however that in the event that Trailblazer completes an initial business combination, all of the outstanding principal balance will convert into new classes of preferred stock of Trailblazer or its successor with a total stated value of such preferred stock equal to 300% of the outstanding principal amount, as detailed in the Amendment.

As of January 14, 2026, the Company entered into another amendment to the Second Amended and Restated Promissory Note, pursuant to which the amount of such note was increased by $250,000 to $4,830,000.

As of February 4, 2026, the Company funded the extension of the termination date that had previously been approved by the Board by depositing $11,649 into the Trust Account, thereby extending the time available to the Company to consummate its initial business combination from January 31, 2026 to February 28, 2026.

As of February 11, 2026, the Company entered into a fifth amendment to the Second Amended and Restated Note, pursuant to which the amount of the Note was increased by $500,000 to $5,330,000.

At the closing of the business combination on March 27, 2026, the Second Amended and Restated Note from Trailblazer to the Sponsor (as amended on September 30, 2025, November 24, 2025, December 4, 2025, January 14, 2026 and February 11, 2026) converted into preferred stock with a total stated value of such preferred stock equal to 300% of the outstanding principal amount as follows: (a) the first 100% of the outstanding principal balance converted into Series B Preferred Stock with a stated value equal to 100% of the outstanding principal amount, or 5,330 Series B Preferred Stock, and (b) the remaining 200% of the outstanding principal balance converted into Series C Preferred Stock, with a stated value equal to 200% of the outstanding principal amount, or 10,660 Series C Preferred Stock.

As of March 2, 2026, the Company funded the extension of the termination date that had previously been approved by the Board by depositing $11,649 into the Trust Account, thereby extending the time available to the Company to consummate its initial business combination from February 28, 2026 to March 30, 2026.

Related Party Loans

Our Code of Ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee). Related party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director, or nominee for election as a director, (b) greater than 5% beneficial owner of our shares of common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict-of-interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

We also require each of our directors and executive officers to annually complete a director’s and officer’s questionnaire that elicits information about related-party transactions.

These procedures are intended to determine whether any such related-party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee, or officer.

In no event will our insiders, or any of the members of our management team be paid any finder’s fee, consulting fee or other similar compensation prior to, or for any services they render in order to effect the consummation of our initial business combination (regardless of the type of transaction that it is), although out-of-pocket expenses, loans made to the company, and other costs incurred in connection with the pursuit, initiation, and final consummation of the initial business combination may be repaid in connection therewith.

Registration Rights

The holders of the Founder Shares, Private Units (as defined below) (including the underlying securities contained therein) and Units (as defined below) (including the underlying securities contained therein) that may be issued upon conversion of working capital loans, are entitled to registration rights pursuant to a registration rights agreement signed in connection with the initial public offering (the “IPO”), requiring us to register such securities for resale (in the case of the founder shares, only after conversion to our Trailblazer Class A Common Stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that we register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our completion of our initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. We will bear the expenses incurred in connection with the filing of any such registration statements.

Limitation on Liability and Indemnification of Directors and Officers

The current charter provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors.

The current bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit indemnification. In such a scenario we will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these provisions. We believe that these provisions as well as the insurance and the indemnity agreements are necessary so as to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Related Party Transactions — Cyabra

Transactions with OurCrowd

Cyabra is party to various agreements with OurCrowd General Partner, L.P. and its affiliates (“OurCrowd”), which as of December 14, 2025 beneficially owned approximately 17.79% of Cyabra’s issued and outstanding share capital, as follows:

OurCrowd’s SPA Side Letter

On April 24, 2023, Cyabra and OurCrowd entered into a Side Letter in connection with Cyabra’s Series A-2 financing round (the “SPA Side Letter”).

Pursuant to the SPA Side Letter, Cyabra agreed to reserve a proposed investment of up to US$1,500,000 (the “SPA Target Amount”) in Cyabra for OurCrowd, until the later of (i) sixty (60) days from the date in which the term sheet concerning the Series A-2 financing round was executed, or (ii) the final closing of the proposed investment, as such period may be extended by mutual written consent of the parties. The SPA Side Letter provided that if the proposed investment is not consummated within this timeframe, Cyabra would reserve the SPA Target Amount for OurCrowd to invest in any of its financings that close within six (6) months of the date of the SPA Side Letter; provided however that if a liquidation event (as defined in the Articles of Association) occurs prior to the completion of the proposed investment, Cyabra shall notify OurCrowd of such liquidation event, and OurCrowd may, within thirty (30) days from such notification, purchase the most senior class of shares of Cyabra, in an amount up to the SPA Target Amount. Cyabra granted to OurCrowd the right to post certain information about Cyabra on its online platform, accessible only to registered accredited investors, in connection with OurCrowd’s process of raising capital to meet the SPA Target Amount.

Series A-2 Preferred Share Purchase Agreement and Related Transactions

On June 4, 2023, Cyabra, OurCrowd and additional investors entered into the Series A-2 Preferred Share Purchase Agreement (the “2023 SPA”) pursuant to which (i) OurCrowd purchased 86,224 Series A-2 Preferred Shares, nominal value NIS 0.01 each of Cyabra, at a per share price of US $16.2485, and (ii) OurCrowd’s SAFEs (as defined below) converted into 111,140 Series A-3 Preferred Shares, nominal value NIS 0.01 each of Cyabra, at a price per share of US $12.9988.

Concurrently with the execution of the 2023 SPA, Cyabra, OurCrowd and such additional investors (collectively, the “Rights Holders”) entered into an Amended and Restated Investors’ Rights Agreement (the “Amended IRA”). Pursuant to the Amended IRA, each Rights Holder is entitled to certain customary financial information rights so long as such Rights Holder holds at least 4% of Cyabra’s share capital on a fully diluted basis. In addition, the Amended IRA requires Cyabra to (i) provide OurCrowd with a financial performance report and an updated capitalization table on a quarterly basis and (ii) participate in business update calls with OurCrowd at the end of each calendar quarter. If Cyabra fails to meet these obligations, OurCrowd may, at its sole discretion, engage a third party to gather such information at Cyabra’s expense. These information rights will terminated when Cyabra completed its initial public offering of shares of Common Stock under a registration statement declared effective by the SEC.

Pursuant to the Amended IRA and subject to certain limitations, Cyabra granted to the holders of Common Stock and preferred stock (“Holders”) the following registration rights: (i) if, during the period beginning six (6) months after the closing of an initial public offering of shares of Common Stock under a registration statement declared effective by the SEC and continuing until the fifth anniversary thereof (the “Registration Period”), Cyabra proposes to register its securities for its own account or for the account of other security holders solely for cash and on a form that would also permit the registration of the shares of Common Stock held by the Holders from time to time (“Registrable

Securities”), it must allow the Holders to include in such registration all of the Registrable Securities requested by the Holders to participate in such registration; (ii) during the Registration Period, Holders holding a majority of the Registrable Securities (assuming the conversion of all of Cyabra’s securities convertible into registrable securities) may request the registration of all or any portion of their Registrable Securities for trading on any securities exchange or market system on which the shares of Common Stock are then traded, provided that such demand is for a registration statement of shares in a reasonably estimated minimum amount of $5,000,000; and (iii) during the Registration Period, any Holder may request Cyabra to effect a registration on Form F-3, including any related qualification or compliance, with respect to Registrable Securities, so long as the aggregate net proceeds from the sale of such securities are at least $1,000,000. Holders may not sell, dispose of, or otherwise transfer any Registrable Securities or related rights for 180 days after the final prospectus for an underwritten public offering, unless they have obtained the prior written consent of the managing underwriter of such public offering.

OurCrowd’s SAFE Side Letter

On February 21, 2022, Cyabra and OurCrowd entered into a Side Letter in connection with OurCrowd’s proposed investment of up to $1,500,000 (the “SAFE Target Amount”) in Cyabra through a Simple Agreement for Future Equity (the “SAFE Side Letter”).

Pursuant to the SAFE Side Letter, Cyabra agreed that until sixty (60) days after OurCrowd’s informational webinar on its website following the launch of the proposed investment, Cyabra would reserve the SAFE Target Amount for OurCrowd; provided however that if the proposed investment is not consummated within this timeframe, Cyabra agreed to reserve the SAFE Target Amount for OurCrowd to invest in any of Cyabra’s financings within six (6) months of the date of the SAFE Side Letter; and provided further that if a liquidation event occurs before the proposed investment is completed, OurCrowd may, within thirty (30) days, purchase the most senior class of shares for up to the SAFE Target Amount. In the process of obtaining the SAFE Target Amount, Cyabra allowed OurCrowd to post certain information about Cyabra on its online platform, accessible only to registered accredited investors, and both parties committed to expedite marketing efforts to support OurCrowd’s raise of the SAFE Target Amount.

The SAFE Side Letter also provided that Cyabra must obtain OurCrowd’s written consent for any transactions with investors introduced through OurCrowd’s platform. Furthermore, Cyabra undertook to provide OurCrowd with a financial performance report on a quarterly basis and to participate in business update calls with OurCrowd at the end of each calendar quarter. OurCrowd retained the right to share certain financial and business data about Cyabra with accredited investors who have invested in Cyabra. The SAFE Side Letter also required that Cyabra must refer to OurCrowd as an investor in all press releases when naming investors.

Simple Agreement for Future Equity

On May 16, 2022, Cyabra entered into two separate Simple Agreement for Future Equity Agreements with OurCrowd Participation Capital, L.P. and OurCrowd Nominee Limited, securing an aggregated amount of approximately $1.5 million (the “OurCrowd SAFEs”). The OurCrowd SAFEs provide the investors with the right to automatically receive a certain number of shares of Common Stock or a series of preferred shares, upon the occurrence of certain events.

In the event of a transaction or series of transactions with the principal purpose of raising capital in which Cyabra issues and sells preferred shares for consideration of at least US$3,000,000 (excluding the amount raised pursuant to the OurCrowd SAFEs), the investors are entitled to receive a number of shares equal to the greater of (i) the applicable investment amount divided by 80% of the price per share paid in such equity financing or (ii) the investment amount divided by a price per share equal to $40,000,000 divided by the number of Cyabra’s outstanding shares calculated on a partially diluted basis as described in the OurCrowd SAFEs (the “SAFE Price”).

In the event of a transaction or series of transactions with the principal purpose of raising of capital, in which Cyabra issues and sells preferred shares for consideration of less than US$3,000,000, the investors may (but are not obligated), elect upon prior notice to Cyabra to convert the entire then outstanding investment amount into the shares and/or securities issued and sold at the closing of such non-qualified equity financing, on terms substantially similar to the terms described in the preceding paragraph.

Pursuant to the terms of OurCrowd’s SAFEs, upon a change of control event or an initial public offering, the investors, at their option, may either (i) receive a cash payment equal to the investment amount or (ii) automatically receive, immediately prior to the closing of such event, a number of shares of Common Stock calculated based on the price per share equal to the fair market value of the Common Stock at the time of such event, as determined by reference to the purchase price payable in connection with such event, multiplied by 80%; or based on the SAFE Price, whichever results in a greater number of shares. In the event there are not sufficient funds to pay the investors and other SAFE holders in full, all available funds will be distributed with equal priority and pro rata among the investors and other SAFE holders based on their investment amounts.

In the event of a dissolution event, the investors are entitled to receive an amount equal to the investment amount due and payable immediately prior to the occurrence of the dissolution event.

Services Agreement — Josette Sheeran

On November 1, 2024, Cyabra entered into a Services Agreement with Firefly Global Group (“Firefly”) and Ms. Sheeran, acting on behalf of Firefly (the “Services Agreement”). Ms. Sheeran is the chief executive officer of Firefly and joined the Board after the closing of the Business Combination. Under the Services Agreement, Firefly agreed to introduce to Cyabra customers who may be interested in entering into commercial agreements with Cyabra and, as consideration, Cyabra (i) granted to Ms. Sheeran an option to purchase 144,387 shares of Common Stock with an exercise price of $7.53 pursuant to the 2020 Plan, (ii) agreed to pay Ms. Sheeran a monthly retainer payment of $4,000 and (iii) agreed to pay a commission of 10% of the gross revenues of such commercial agreements.

Exchange Agreement and Conversion Agreement — Alpha

On July 9, 2026, we entered into the Exchange Agreement with Alpha that holds Series C Preferred Stock, pursuant to which Alpha agreed to exchange at the Exchange Closing (as defined in the Exchange Agreement) an amount of Series C Preferred Stock with an aggregate value of $10,660,000 (the “Preferred Shares Value”), and we agreed to issue to Alpha, in the exchange therefor: (i) the number of shares of Common Stock; (ii) if applicable, the Pre-Funded Warrants; and (iii) the Series A Warrants and the Series B Warrants (including the Series A Warrant shares and the Series B Warrant shares) as if Alpha had invested additional cash equal to the Preferred Shares Value in the PIPE. Effective upon the Exchange Closing, the Exchange Preferred Shares (as defined in the Exchange Agreement) shall automatically be cancelled, retired and restored to the status of authorized but unissued shares of the Series C Preferred Stock. The Exchange Closing is subject to stockholder approval.

On July 9, 2026, we entered into conversion agreements (each, a “Conversion Agreement”) with certain Selling Shareholders, which includes Alpha, covering an aggregate of 35,648,276 of Series A Preferred Stock and Series B Preferred Stock, pursuant to which such Selling Shareholders agreed that upon the Conversion Closing (as defined in the Conversion Agreement), all of the outstanding Series A Preferred Stock shall be deemed to have been converted into shares of Common Stock (or pre-funded warrants in lieu thereof). Pursuant to the Conversion Agreements, we and the Selling Shareholders parties thereto agreed to amend the terms of the Certificates of Designation governing Series A Preferred Shares, Series B Preferred Shares and Series C Preferred Shares to reduce the conversion price of each class of Preferred Shares to $0.435 per share. The conversion was subject to stockholder approval.

On September 2, 2026, we received stockholder approval for the Exchange Agreement and the Conversion Agreement. As a result, on September 3, 2026, we filed an amendment to the Series A Certificate of Designation and an amendment to the Series B Certificate of Designation with the Secretary of State of the State of Delaware. The Series A Certificate of Designation and the Series B Certificate of Designation were amended to reduce the conversion price of each class of Preferred Shares to $0.435 per share and remove certain anti-dilution protections. The filing of the Series A Certificate of Designation and the Series B Certificate of Designation was intended to amend and restate the conversion price of each class of Preferred Shares as mentioned above, and no additional securities were issued or sold as a result.

As a result of the foregoing, we closed the transactions contemplated by the Exchange Agreement on September 9, 2026, and in exchange for the Series C Preferred Shares, with the Preferred Shares Value and at a purchase price of $0.4349, issued Alpha: (i) pre-funded warrants to purchase up to 24,505,747 shares of Common Stock, (ii) Series A Warrants to purchase up to 24,505,747 shares of Common Stock, and (iii) Series B Warrants to purchase up to 24,505,747 shares of Common Stock. The Pre-Funded Warrants have an exercise price of $0.0001 per share, became exercisable immediately upon issuance and remain exercisable until exercised in full. The Series A Warrants have an exercise price of $0.50 per share, became exercisable following receipt of stockholder approval, and will expire five years from the initial exercise date. The Series B Warrants have an exercise price of $0.45 per share and, became exercisable following receipt of stockholder approval, and will expire twelve months from the initial exercise date. At the Exchange Closing, the Series C Preferred Shares were automatically cancelled, retired and restored to the status of authorized but unissued shares of the Series C Preferred Shares.

In addition, on September 9, 2026, we closed the transactions contemplated by the Conversion Agreement and in exchange for the Preferred Shares, issued the Holders 9,756,323 shares of Common Stock and a Pre-Funded Warrant to purchase up to 25,006,895 shares of common stock. At the closing of the transaction contemplated by the Conversion Agreement, the Preferred Shares were automatically cancelled, retired and restored to the status of authorized but unissued shares of the Series A Preferred Shares and Series B Preferred Shares, respectively.

PROPOSAL No. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT
rEGISTERED PUBLIC ACCOUNTING FIRM

On March 27, 2026, the Company engaged Somekh Chaikin, a member firm of KPMG, as its independent registered public accounting firm for the fiscal year ending December 31, 2026.

At the Annual Meeting, stockholders will be asked to ratify the appointment of KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026. Although stockholder ratification is not required by the Company’s Bylaws or otherwise, the Board is submitting the appointment of KPMG to the stockholders as a matter of good corporate governance. If the appointment is not ratified, the Audit Committee will reconsider the appointment but may nevertheless determine to retain KPMG. Even if the appointment is ratified, the Audit Committee may appoint a different independent registered public accounting firm at any time if it determines that doing so would be in the best interests of the Company and its stockholders.

The Company does not currently expect a representative of KPMG to attend the Annual Meeting. If a representative of KPMG attends the Annual Meeting, the representative will have an opportunity to make a statement, if desired, and will be available to respond to appropriate questions.

Audit and Related Fees

The following table presents the aggregate fees billed by CBIZ CPAs P.C. (“CBIZ”) and Marcum LLP (“Marcum”), the Company’s former independent registered public accounting firms, for professional services rendered during the fiscal years ended December 31, 2025 and 2024. Effective November 1, 2024, CBIZ acquired Marcum’s attest business. The Company dismissed Marcum and engaged CBIZ as its independent registered public accounting firm effective June 10, 2025.

CBIZ	2025	2024
Audit fees(1)	$64,550	$0
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total	$64,550	$0
Marcum	2025	2024
Audit fees(1)	$18,025	$81,628
Audit-related fees(2)	—	—
Tax fees(3)	—	—
All other fees(4)	—	—
Total	$18,025	$81,628

____________

(1)      “Audit fees” consist of fees billed for professional services rendered for the audit of the Company’s annual financial statements and the review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, or services normally provided in connection with statutory and regulatory filings or engagements.

(2)      “Audit-related fees” consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit fees.”

(3)      “Tax fees” consist of fees billed for professional services rendered for tax compliance, tax advice and tax planning.

(4)      “All other fees” consist of fees billed for products and services other than those reported under “Audit fees,” “Audit-related fees” and “Tax fees.”

Vote Required and Recommendation

If a quorum is present, Proposal No. 2 will be approved if a majority in voting power of the votes cast on the proposal are voted “FOR” the proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 2. Because Proposal No. 2 is considered a routine matter, brokers and other nominees generally may vote uninstructed shares on Proposal No. 2, and broker non-votes are not expected to occur.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

PROPOSAL No. 3
AUTHORIZATION OF ReVERSE STOCK SPLIT

Summary

We are seeking stockholder approval of an amendment to the Certificate of Incorporation to effect a reverse stock split of all outstanding shares of Common Stock at a ratio within the range of one-for-two (1-for-2) to one-for-thirty (1-for-30), with the exact ratio to be determined by the Board in its sole discretion, and to authorize the Board to effect the Reverse Stock Split at any time following such approval and prior to the one-year anniversary thereof (the “Reverse Stock Split”). The Board has unanimously approved this Proposal No. 3.

As previously disclosed, on June 9, 2026, the Company received written notice from the Listing Qualifications Staff of Nasdaq that, because the closing bid price of the Common Stock had been below $1.00 per share for 30 consecutive business days, the Company was not in compliance with the minimum bid price requirement for continued listing on the Nasdaq Global Market set forth in Nasdaq Listing Rule 5450(a)(1) (the “Minimum Bid Price Requirement”). The Company was initially provided a period of 180 calendar days, or until December 7, 2026, to regain compliance with the Minimum Bid Price Requirement.

To regain compliance with the Minimum Bid Price Requirement, the closing bid price of the Common Stock generally must be at least $1.00 per share for a minimum of ten consecutive business days, although Nasdaq may require a longer period. If the Company does not regain compliance by December 7, 2026, the Company may be eligible to transfer its listing from the Nasdaq Global Market to the Nasdaq Capital Market and receive an additional compliance period, provided that it satisfies the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on the Nasdaq Capital Market, other than the Minimum Bid Price Requirement, and notifies Nasdaq of its intention to cure the deficiency. Following any such transfer, the Company would be afforded the remainder of the compliance period available to Nasdaq Capital Market issuers under Nasdaq Listing Rule 5810(c)(3)(A)(ii), unless Nasdaq determines that it does not appear possible for the Company to cure the deficiency. Based on the Company’s current position, the Company may not qualify for such transfer and additional compliance period. Alternatively, the Company may request a hearing to remain listed on the Nasdaq Global Market following a delisting determination, subject to the applicable Nasdaq rules. There can be no assurance that the Company will regain compliance with the Minimum Bid Price Requirement within the applicable compliance period, that it will be eligible to transfer to the Nasdaq Capital Market or receive any additional compliance period, or that any appeal of a delisting determination would be successful.

To provide the Company with an additional means of regaining and maintaining compliance with the Minimum Bid Price Requirement, we are asking our stockholders to approve this Proposal No. 3 to authorize the Board, in its sole discretion, to effect the Reverse Stock Split within the next 12 months. The Common Stock is currently listed and traded on the Nasdaq Global Market and is expected to remain so during the initial compliance period, subject to the Company’s compliance with Nasdaq’s other continued listing requirements. If the Company does not regain compliance during the initial compliance period and is eligible to transfer to the Nasdaq Capital Market, the Company may elect to do so in order to seek an additional compliance period.

The exact ratio of the Reverse Stock Split will be set at a whole number within the range of one-for-two (1-for-2) and one-for-thirty (1-for-30), as determined by the Board in its sole discretion. The Board believes that the availability of alternative reverse stock split ratios will provide it with the flexibility to implement the Reverse Stock Split in a manner designed to maximize the anticipated benefits for the Company and its stockholders. In determining whether to implement the Reverse Stock Split and the exact ratio and timing thereof, the Board may consider, among other things, factors such as:

•        the historical trading price and trading volume of shares of Common Stock;

•        the then-prevailing trading price and trading volume of shares of Common Stock and the anticipated impact of the Reverse Stock Split on the trading market for shares of Common Stock;

•        the Company’s ability to regain and maintain compliance with the Minimum Bid Price Requirement and other applicable continued listing requirements of the Nasdaq Global Market;

•        the number of shares of Common Stock needed to be reserved for issuance upon the exercise, conversion or settlement of outstanding warrants, convertible notes, equity awards and other convertible or exercisable securities;

•        the number of authorized and unissued shares of Common Stock available for future issuance;

•        the anticipated impact of the Reverse Stock Split on the Company’s ability to raise additional financing or complete strategic transactions; and

•        prevailing general market, industry and economic conditions.

The Reverse Stock Split will become effective upon the filing and effectiveness of an amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment will set forth the number of shares of Common Stock immediately prior to the Reverse Stock Split that will be combined into one share of Common Stock, within the limits set forth in this Proposal No. 3. Except for adjustments that may result from the treatment of fractional shares as described below, each holder of Common Stock will hold the same percentage of the outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

The Board believes that approval of the amendment to the Certificate of Incorporation to authorize the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders and has unanimously recommended that the proposed amendment be presented to our stockholders for approval.

Board Discretion to Implement the Reverse Stock Split

If this Proposal No. 3 is approved, the Reverse Stock Split will be implemented, if at all, at the Board’s sole discretion and at an exchange ratio determined by the Board as described above. The Board’s determination will be based on factors including, but not limited to, the need to regain and maintain compliance with the Minimum Bid Price Requirement, the historical and then-prevailing trading price and trading volume of the Common Stock, the anticipated impact of the Reverse Stock Split on the trading market for the Common Stock, the Company’s ability to maintain the listing of the Common Stock on the Nasdaq Global Market, the number of authorized and unissued shares of Common Stock available, the number of shares of Common Stock required to be reserved for issuance under outstanding equity awards, warrants, convertible securities and other obligations, the anticipated impact of the Reverse Stock Split on the Company’s ability to raise additional financing or complete strategic transactions, and prevailing general market, industry and economic conditions.

No further action by the stockholders will be required for the Board to implement or abandon the Reverse Stock Split. If our stockholders approve this Proposal No. 3 and the Board determines to implement the Reverse Stock Split, we will publicly announce, prior to the Split Effective Date (as defined below), additional details regarding the Reverse Stock Split, including the specific exchange ratio selected by the Board.

Effective Date

If this Proposal No. 3 is approved by our stockholders, the Board will have sole and absolute discretion to determine whether to implement the Reverse Stock Split and, if so, the exchange ratio and the time and date of the filing of the amendment to the Certificate of Incorporation to effect the Reverse Stock Split. If the Board determines to implement the Reverse Stock Split, we will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware on such date as the Board determines to be the appropriate effective date for the Reverse Stock Split.

Unless the Board determines otherwise, the Reverse Stock Split will become effective at 5:00 p.m., Eastern Time, on the date the certificate of amendment is filed with the Secretary of State of the State of Delaware, or at such later time and date as may be specified in the certificate of amendment (the “Split Effective Date”). Except as described below with respect to fractional shares, the issued and outstanding shares of Common Stock immediately prior to the Split Effective Date will automatically be combined and converted, as of the Split Effective Date, into a lesser number of shares of Common Stock based on an exchange ratio ranging from one-for-two (1-for-2) to one-for-thirty (1-for-30), as selected by the Board and set forth in the certificate of amendment.

Purposes of the Reverse Stock Split

The primary purpose of the Reverse Stock Split is to provide the Company with a means of increasing the per-share trading price of the Common Stock in order to regain and maintain compliance with the Minimum Bid Price Requirement and maintain the listing of the Common Stock on the Nasdaq Global Market. The Board believes that the Reverse Stock Split could also improve the marketability and liquidity of the Common Stock and facilitate the Company’s ability to raise additional capital and complete strategic transactions.

Maintain our listing on the Nasdaq Global Market.    Our Common Stock is traded on the Nasdaq Global Market. As described above, on June 9, 2026, the Company received written notice from Nasdaq that the closing bid price of the Common Stock had been below $1.00 per share for 30 consecutive business days and that the Company therefore was not in compliance with the Minimum Bid Price Requirement. The Company was provided until December 7, 2026 to regain compliance.

The Board has considered the potential harm to the Company and its stockholders if Nasdaq were to delist the Common Stock from the Nasdaq Global Market as a result of the Company’s failure to comply with the Minimum Bid Price Requirement. Delisting could adversely affect the liquidity and market price of the Common Stock because alternatives to trading on the Nasdaq Global Market, including quotation on an over-the-counter market, generally are considered to be less efficient and could make it more difficult for investors to sell, or obtain accurate quotations with respect to, the Common Stock. Many investors may be unwilling or unable to purchase or sell the Common Stock because of difficulties associated with trading in over-the-counter markets, investment policies that prohibit investments in securities not listed on a national securities exchange or other considerations. Delisting also could adversely affect the Company’s ability to raise additional capital and complete strategic transactions.

The Board believes that, if the Company does not otherwise regain compliance with the Minimum Bid Price Requirement, the Reverse Stock Split may be an effective means of increasing the per-share trading price of the Common Stock and avoiding, or at least mitigating, the likely adverse consequences of the Common Stock being delisted from the Nasdaq Global Market. However, there can be no assurance that the Reverse Stock Split, if implemented, will increase the market price of the Common Stock in proportion to the reduction in the number of outstanding shares, result in the Company regaining or maintaining compliance with the Minimum Bid Price Requirement or enable the Company to satisfy any other applicable Nasdaq continued listing requirement.

Improve the marketability and liquidity of the Common Stock.    If this Proposal No. 3 is approved by stockholders at the Annual Meeting and the Reverse Stock Split is implemented, the Board believes that the anticipated increase in the per-share trading price of the Common Stock could improve the marketability and liquidity of the Common Stock and encourage greater interest and trading in the Common Stock. The Reverse Stock Split could allow a broader range of institutions to invest in the Common Stock, including investment funds that are prohibited or discouraged from purchasing securities trading below specified price thresholds, and potentially increase the liquidity of the Common Stock.

The Reverse Stock Split could also increase analyst and broker interest in the Common Stock because certain analysts and brokers have policies or practices that discourage them from following or recommending companies with low trading prices. Because of the trading volatility often associated with low-priced securities, many brokerage firms and institutional investors have internal policies and practices that prohibit or discourage them from investing in low-priced securities or recommending such securities to their customers. Some of those policies and practices may also make the processing of trades in low-priced securities economically unattractive to brokers.

In addition, because brokers’ commissions on low-priced securities generally represent a higher percentage of the applicable transaction value than commissions on higher-priced securities, the current per-share trading price of the Common Stock may result in stockholders paying transaction costs that represent a higher percentage of the value of their holdings than would be the case if the per-share trading price were substantially higher.

It should be noted, however, that the liquidity of the Common Stock may be adversely affected by the Reverse Stock Split because the number of outstanding shares of Common Stock would be reduced. There can be no assurance that any increase in the per-share trading price following the Reverse Stock Split would result in increased investor interest, trading volume or liquidity.

Facilitate financing and strategic transactions.    The Board believes that a higher per-share trading price and an increase in the number of authorized but unissued shares of Common Stock available following the Reverse Stock Split could provide the Company with greater flexibility to raise additional capital, satisfy its obligations under outstanding convertible or exercisable securities, provide equity incentives to employees, officers and directors, and complete acquisitions or other strategic transactions. Any future issuance of Common Stock would remain subject to applicable Delaware law, Nasdaq listing rules and the terms of the Company’s outstanding agreements and securities.

For the foregoing reasons, the Board believes that authorizing the Reverse Stock Split is advisable and in the best interests of the Company and its stockholders. The Board nevertheless reserves the right not to implement the Reverse Stock Split if it determines, in its sole discretion, that the Reverse Stock Split is no longer necessary or would not be in the best interests of the Company and its stockholders.

Risks of the Reverse Stock Split

We cannot assure you that the Reverse Stock Split will increase the market price of our Common Stock or have the desired effect of enabling us to regain and maintain compliance with the Minimum Bid Price Requirement.    The Board expects that the Reverse Stock Split, if approved and implemented, may increase the market price per share of our Common Stock and assist the Company in regaining and maintaining compliance with the Minimum Bid Price Requirement. However, the effect of the Reverse Stock Split on the market price of our Common Stock cannot be predicted with certainty, and the history of reverse stock splits by companies in similar circumstances has varied.

It is possible that the market price per share of our Common Stock following the Reverse Stock Split will not increase in proportion to the reduction in the number of outstanding shares of Common Stock resulting from the Reverse Stock Split. The market price per share of our Common Stock following the Reverse Stock Split may not exceed or remain at or above the $1.00 minimum bid price for the period required by Nasdaq, and the Reverse Stock Split may not result in a per-share market price that attracts brokers, institutional investors or other investors that do not trade in lower-priced securities.

Even if the Reverse Stock Split is implemented, the market price of our Common Stock may decrease due to factors unrelated to the Reverse Stock Split. The market price of our Common Stock will continue to be affected by the Company’s financial and operating performance, market and industry conditions, investor perceptions and other factors unrelated to the number of shares of Common Stock outstanding. If the Reverse Stock Split is implemented and the trading price of our Common Stock subsequently declines, the percentage decline in the market price and the resulting decline in our overall market capitalization may be greater than would occur in the absence of the Reverse Stock Split.

Even if the market price per share of our Common Stock remains at or above $1.00 following the Reverse Stock Split, we may be delisted due to a failure to satisfy other Nasdaq continued listing requirements, including requirements relating to minimum stockholders’ equity, the minimum number of publicly held shares, the minimum market value of publicly held shares and the minimum number of round-lot holders. There can be no assurance that we will regain or maintain compliance with the Minimum Bid Price Requirement or any other applicable Nasdaq continued listing requirement.

The Reverse Stock Split may decrease the liquidity of our Common Stock.    The liquidity of our Common Stock may be adversely affected by the Reverse Stock Split because the number of outstanding shares of Common Stock would be reduced, particularly if the market price per share of our Common Stock does not increase as a result of the Reverse Stock Split. A reduction in the number of outstanding shares could result in reduced trading activity and fewer market participants willing to purchase or sell our Common Stock.

The Reverse Stock Split may also increase the number of stockholders who own “odd lots” of fewer than 100 shares of Common Stock. Stockholders holding odd lots may experience higher transaction costs and greater difficulty in selling their shares than stockholders holding round lots of 100 shares.

The Reverse Stock Split may result in a decrease in the Company’s aggregate market capitalization.    The Reverse Stock Split is expected to increase the market price per share of our Common Stock. However, the market price per share may not increase in proportion to the reduction in the number of outstanding shares. Accordingly, the aggregate market capitalization of the Company following the Reverse Stock Split may be lower than the aggregate market capitalization immediately prior to the Reverse Stock Split.

The Reverse Stock Split will increase the proportion of authorized but unissued shares of Common Stock available for future issuance, which may dilute existing stockholders and could have anti-takeover effects.    The Reverse Stock Split will reduce the number of issued and outstanding shares of Common Stock but will not reduce the number of authorized shares of Common Stock. As a result, the Reverse Stock Split will increase the number of authorized but unissued shares of Common Stock available for future issuance. The issuance of additional shares of Common Stock in connection with financings, strategic transactions, acquisitions, equity compensation arrangements, outstanding convertible or exercisable securities or other corporate purposes could dilute the voting power and economic interests of existing stockholders, potentially substantially. Subject to applicable Delaware law, Nasdaq listing rules and the terms of our existing agreements and securities, the Board generally may authorize the issuance of authorized but unissued shares of Common Stock without further stockholder approval.

Principal Effects of the Reverse Stock Split

Common Stock.    If this Proposal No. 3 is approved by the stockholders at the Annual Meeting and the Board determines to implement the Reverse Stock Split, the Company will file a certificate of amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware. Except for adjustments that may result from the treatment of fractional shares as described below, the issued and outstanding shares of Common Stock immediately prior to the Split Effective Date will automatically be combined and converted, as of the Split Effective Date, into a lesser number of shares of Common Stock based on an exchange ratio within the approved range determined by the Board. In addition, proportionate adjustments generally will be made to the number of shares of Common Stock issuable under, and other terms of, our equity incentive plans and outstanding equity awards, as well as the number of shares of Common Stock issuable under, and the exercise or conversion prices of, our outstanding convertible or exercisable securities.

Except for adjustments that may result from the treatment of fractional shares as described below, because the Reverse Stock Split would apply uniformly to all issued and outstanding shares of Common Stock, the Reverse Stock Split would not alter the relative rights and preferences of our existing stockholders or affect any stockholder’s proportionate equity interest in the Company. For example, a holder of two percent (2%) of the voting power of our outstanding Common Stock immediately prior to the effectiveness of the Reverse Stock Split generally would continue to hold two percent (2%) of the voting power of our outstanding Common Stock immediately after the Reverse Stock Split. The Reverse Stock Split itself would not change the number of authorized shares of Common Stock or preferred stock or the par value per share of the Common Stock. The Reverse Stock Split would decrease the number of issued and outstanding shares of Common Stock and therefore would increase the number of authorized but unissued shares of Common Stock available for future issuance.

Any additional authorized but unissued shares of Common Stock made available as a result of the Reverse Stock Split may be used by the Company for various purposes without further stockholder approval, except as otherwise required by applicable Delaware law, Nasdaq listing rules or the terms of the Company’s governing documents or outstanding agreements, including:

•        raising capital to fund our operations;

•        satisfying obligations under outstanding convertible notes, warrants and other convertible or exercisable securities;

•        establishing or expanding strategic relationships with other companies;

•        providing equity incentives to our employees, officers and directors; and

•        expanding our business or product lines through acquisitions of other businesses, assets or technologies.

While the Reverse Stock Split would make additional authorized but unissued shares of Common Stock available for these purposes, the primary purpose of the Reverse Stock Split is to increase the per-share trading price of the Common Stock to assist the Company in regaining and maintaining compliance with the Minimum Bid Price Requirement.

The following table illustrates the approximate effect of the Reverse Stock Split on the Company’s capitalization at the minimum and maximum ratios within the range authorized by this proposal. The amounts below are based on the number of shares of Common Stock issued and outstanding for issuance as of September 30, 2026. The amounts are estimates and do not reflect the issuance of cash in lieu of fractional shares, which may cause the actual post-split amounts to differ.

	Before Reverse Stock Split	After 1-for-2 Reverse Stock Split	After 1-for-30 Reverse Stock Split
Authorized shares of Common Stock	150,000,000	150,000,000	150,000,000
Shares of Common Stock issued and outstanding	33,284,611	16,642,305	1,109,487
Authorized but unissued shares of Common Stock	116,715,389	133,357,695	148,890,513

The Reverse Stock Split will proportionately reduce the number of shares of Common Stock issuable upon the exercise, conversion or settlement of the Company’s outstanding warrants and equity awards and will proportionately increase the applicable exercise or conversion prices, in each case subject to the terms of the applicable instruments. The Reverse Stock Split will not reduce the number of authorized shares of Common Stock. Accordingly, the number of authorized but unissued and unreserved shares of Common Stock available for future issuance will increase substantially following the Reverse Stock Split.

Effect on Equity Incentive Plans, Restricted Stock Awards, Restricted Stock Units and Convertible or Exercisable Securities.    Pursuant to the terms of the 2026 Plan, the Board or a committee thereof, as applicable, generally will make proportionate adjustments to the number of shares of Common Stock available for future grant under the 2026 Plan, the number of shares of Common Stock underlying outstanding awards, including restricted stock awards and restricted stock units, and other terms of outstanding awards to equitably reflect the effects of the Reverse Stock Split.

Based on the exchange ratio determined by the Board, proportionate adjustments also generally will be made, in accordance with the terms of the applicable securities and agreements, to the number of shares of Common Stock issuable upon the exercise, conversion or settlement of outstanding warrants, convertible notes and other convertible or exercisable securities and to the applicable exercise or conversion prices. These adjustments generally are intended to preserve the aggregate economic value of the applicable awards or securities immediately before and after the Reverse Stock Split, subject to the terms of the applicable Plans, award agreements, securities and transaction documents and the treatment of fractional interests thereunder.

The number of shares of Common Stock reserved for issuance pursuant to the 2026 Plan, outstanding equity awards, warrants, convertible notes and other convertible or exercisable securities generally will be adjusted proportionately based on the exchange ratio determined by the Board. The precise adjustments applicable to any particular award or security will be determined in accordance with the terms of the applicable Plan, award agreement, security or transaction document.

Listing.    Our Common Stock currently trades on the Nasdaq Global Market under the symbol “CYAB.” We believe that the Reverse Stock Split could increase the per-share trading price of our Common Stock and assist the Company in regaining and maintaining compliance with the Minimum Bid Price Requirement. Following the Reverse Stock Split, we intend for our Common Stock to continue to be listed on the Nasdaq Global Market under the symbol “CYAB,” subject to our continued compliance with Nasdaq’s listing requirements. Our Common Stock is expected to receive a new Committee on Uniform Securities Identification Procedures (“CUSIP”) number following the Reverse Stock Split.

“Public Company” Status.    Our Common Stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split will not affect our status as a public company or the registration of our Common Stock under the Exchange Act. The Reverse Stock Split is not intended as, and is not expected to have the effect of, a “going private” transaction under Rule 13e-3 under the Exchange Act.

Odd-Lot Transactions.    It is likely that some of our stockholders will own “odd lots” of fewer than 100 shares of Common Stock following the Reverse Stock Split. A purchase or sale of fewer than 100 shares of Common Stock may result in higher transaction costs through certain brokers and generally may be more difficult than a purchase or sale of a “round lot” of 100 shares. Accordingly, stockholders who own fewer than 100 shares of Common Stock following the Reverse Stock Split may incur higher transaction costs and may experience difficulties or delays if they determine to sell their shares.

Authorized but Unissued Shares; Potential Dilutive and Anti-Takeover Effects.    The Certificate of Incorporation presently authorizes 150,000,000 shares of Common Stock and 10,000,000 shares of preferred stock, par value $0.0001 per share. The Reverse Stock Split would not change the number of authorized shares of Common Stock or preferred stock or the par value per share of the Common Stock, although it would decrease the number of issued and outstanding shares of Common Stock. Accordingly, the number of authorized but unissued shares of Common Stock available for future issuance would increase.

Such additional shares of Common Stock would be available for issuance from time to time for corporate purposes, including capital-raising transactions, acquisitions of companies or other assets, strategic transactions, equity compensation arrangements and the satisfaction of obligations under outstanding convertible preferred stock, convertible notes, warrants, equity awards and other securities convertible into or exercisable for Common Stock. The availability of additional shares of Common Stock would provide the Company with flexibility to address business needs, take advantage of financing and strategic opportunities and respond to changing circumstances without the expense and delay of seeking separate stockholder approval, except where such approval is required by applicable Delaware law, Nasdaq listing rules, the Certificate of Incorporation or the terms of the Company’s outstanding agreements or securities.

Any future issuance of additional shares of Common Stock could dilute the voting power and economic interests of existing stockholders, potentially substantially. The extent of any dilution would depend on the number of shares issued, the terms and price of the issuance and the purpose for which the shares are issued.

The additional shares of Common Stock that would become available for issuance following the Reverse Stock Split could also be used to oppose a hostile takeover attempt or delay or prevent a change in control of the Company or changes in or removal of management, including a transaction that may be favored by some or a majority of our stockholders or in which our stockholders might otherwise receive a premium for their shares over then-current market prices. Although the increased proportion of authorized but unissued shares of Common Stock to issued and outstanding shares could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split is not being proposed in response to any known effort to obtain control of the Company.

Fractional Shares

We will not issue fractional shares as a result of the Reverse Stock Split. Instead, any stockholder who otherwise would be entitled to receive a fractional share of Common Stock as a result of the Reverse Stock Split will receive one additional whole share of Common Stock in lieu of such fractional share.

No Appraisal Rights

Under Delaware law, our stockholders will not be entitled to appraisal or dissenters’ rights in connection with the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain United States Federal Income Tax Consequences

The following is a summary of certain material U.S. federal income tax consequences of the Reverse Stock Split to U.S. Holders, as defined below, of Common Stock. This discussion is for general information only and does not address all U.S. federal income tax consequences that may be relevant to a particular stockholder in light of such stockholder’s individual circumstances. This discussion also does not address any U.S. federal non-income tax consequences, including estate or gift tax consequences, or any state, local or non-U.S. tax consequences.

This discussion applies only to U.S. Holders that hold their Common Stock as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of U.S. federal income taxation that may be relevant to stockholders subject to special treatment under U.S. federal income tax laws, including, without limitation:

•        dealers or brokers in securities or currencies;

•        traders in securities that elect to use a mark-to-market method of accounting;

•        banks and other financial institutions;

•        insurance companies;

•        regulated investment companies or real estate investment trusts;

•        tax-exempt organizations;

•        persons holding Common Stock as part of a hedge, straddle, constructive sale, conversion transaction or other integrated investment;

•        persons whose functional currency is not the U.S. dollar;

•        persons who acquired Common Stock through the exercise of employee stock options, pursuant to restricted stock awards or otherwise as compensation for services;

•        partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes and their partners or members;

•        persons subject to the alternative minimum tax;

•        persons subject to special tax accounting rules as a result of any item of gross income with respect to the Common Stock being taken into account in an applicable financial statement;

•        persons that own, or are deemed to own, five percent or more of the Common Stock; or

•        certain former citizens or long-term residents of the United States.

This discussion is based on the Code, applicable Treasury regulations, judicial decisions and published rulings and administrative pronouncements of the Internal Revenue Service (the “IRS”), in each case as in effect as of the date of this Proxy Statement. These authorities are subject to differing interpretations and may be changed, possibly with retroactive effect. Any such change could affect the U.S. federal income tax consequences described below.

The Company has not sought and will not seek an opinion of counsel or a ruling from the IRS regarding the U.S. federal income tax consequences of the Reverse Stock Split. Accordingly, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Tax Consequences to U.S. Holders of Common Stock.    For purposes of this discussion, a “U.S. Holder” means a beneficial owner of Common Stock that, for U.S. federal income tax purposes, is:

•        an individual who is a citizen or resident of the United States;

•        a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•        a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more “United States persons,” within the meaning of the Code, have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Common Stock, the U.S. federal income tax treatment of a partner generally will depend on the status of the partner and the activities of the partnership. Partnerships holding Common Stock and partners in such partnerships should consult their own tax advisors regarding the U.S. federal income tax consequences of the Reverse Stock Split.

The Company intends for the Reverse Stock Split to qualify as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code. Section 368(a)(1)(E) expressly includes a recapitalization within the statutory definition of a reorganization. Subject to the discussion below regarding fractional shares, and assuming the Reverse Stock Split qualifies as a recapitalization, a U.S. Holder generally should not recognize gain or loss as a result of the Reverse Stock Split.

A U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock received pursuant to the Reverse Stock Split generally should equal the U.S. Holder’s aggregate adjusted tax basis in the shares of Common Stock surrendered in the Reverse Stock Split. A U.S. Holder’s holding period in the shares of Common Stock received pursuant to the Reverse Stock Split generally should include the holding period of the shares surrendered in the Reverse Stock Split.

Treasury regulations provide detailed rules for allocating the tax basis and holding period of shares surrendered in a recapitalization among the shares received. U.S. Holders that acquired shares of Common Stock at different times or at different prices should consult their own tax advisors regarding the allocation of tax basis and holding periods among their post-Reverse Stock Split shares.

Accounting Consequences

If the Reverse Stock Split is implemented, the par value per share of Common Stock will remain unchanged at $0.0001 per share. As of the Split Effective Date, the stated capital attributable to Common Stock on the Company’s balance sheet will be reduced proportionately based on the exchange ratio selected by the Board, and the additional paid-in capital account will be credited with the amount by which stated capital is reduced. On a per-share basis, net income or loss and net book value of Common Stock will increase because there will be fewer shares of Common Stock outstanding.

The Company will reflect the Reverse Stock Split retrospectively in its consolidated financial statements and related per-share information for all periods presented following the Split Effective Date. The Company does not anticipate that the Reverse Stock Split will have any other material accounting consequences.

Exchange of Stock Certificates

As of the Split Effective Date, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split will be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of Common Stock resulting from the Reverse Stock Split, subject to the treatment of fractional shares described above.

The number of shares of Common Stock underlying outstanding equity awards, warrants, convertible notes, preferred stock and other securities exercisable for, exchangeable for or convertible into Common Stock, as well as the applicable exercise or conversion prices and other relevant terms, will be adjusted as of the Split Effective Date to the extent required by the applicable Plans, award agreements, securities and transaction documents. As described above, certain of these securities may contain adjustment provisions that differ from, or operate in addition to, customary proportional adjustments for a reverse stock split.

Continental Stock Transfer & Trust Company, LLC, our transfer agent, will act as the exchange agent in connection with the Reverse Stock Split. Stockholders of record holding physical certificates representing shares of Common Stock will receive instructions regarding the procedures for exchanging their certificates for book-entry statements reflecting the adjusted number of shares resulting from the Reverse Stock Split. Certificates surrendered for exchange will continue to bear any restrictive legends applicable to the shares represented thereby.

Until surrendered, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Stock Split will continue to be valid and will be deemed to represent the adjusted number of shares of Common Stock resulting from the Reverse Stock Split. Stockholders should not submit certificates to the Company or the exchange agent unless and until requested to do so.

Any stockholder whose stock certificate has been lost, destroyed or stolen will be entitled to receive a book-entry statement reflecting the applicable post-Reverse Stock Split shares upon compliance with the requirements customarily imposed by the Company and the exchange agent in connection with lost, destroyed or stolen certificates. Instructions regarding such certificates will be included in the materials provided by the exchange agent.

Stockholders holding Common Stock in “street name” through a bank, broker or other nominee will have their holdings adjusted by the applicable bank, broker or nominee. Such banks, brokers and other nominees may have procedures for processing the Reverse Stock Split that differ from those applicable to registered stockholders. Stockholders holding shares in street name should contact their bank, broker or other nominee with any questions regarding those procedures.

STOCKHOLDERS SHOULD NOT DESTROY OR SUBMIT THEIR STOCK CERTIFICATES AT THIS TIME. STOCKHOLDERS SHOULD SUBMIT CERTIFICATES ONLY AFTER RECEIVING INSTRUCTIONS FROM THE EXCHANGE AGENT AND IN ACCORDANCE WITH THOSE INSTRUCTIONS.

If any post-Reverse Stock Split shares are to be registered in a name other than the name in which the surrendered certificate is registered, the stockholder requesting the transfer will be required to pay any applicable transfer taxes or establish to the satisfaction of the Company and the exchange agent that such taxes have been paid or are not payable. In addition, the transfer must comply with all applicable federal and state securities laws, and the surrendered certificate must be properly endorsed and otherwise be in proper form for transfer.

Book-Entry

The Company’s registered stockholders may hold some or all of their shares of Common Stock electronically in book-entry form with our transfer agent. These stockholders do not hold physical stock certificates evidencing their ownership of Common Stock but receive statements reflecting the number of shares of Common Stock registered in their accounts.

•        If you hold registered shares of Common Stock in book-entry form, you will not be required to take any action to receive your post-Reverse Stock Split shares of Common Stock in registered book-entry form.

•        If you are entitled to receive post-Reverse Stock Split shares of Common Stock, our transfer agent will send a transaction statement to your address of record as soon as practicable after the Split Effective Date indicating the number of shares of Common Stock registered in your account after giving effect to the Reverse Stock Split.

Interests of Directors and Executive Officers

Our directors and executive officers do not have any substantial interest, directly or indirectly, in the Reverse Stock Split Proposal other than interests arising from their ownership of shares of Common Stock and equity awards, which interests are generally shared with our other stockholders.

Reservation of Right to Abandon the Reverse Stock Split

The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the Split Effective Date, even if our stockholders approve this Proposal No. 3. By voting in favor of this Proposal No. 3, stockholders are expressly authorizing the Board, in its sole discretion, to determine not to proceed with, and to abandon, the Reverse Stock Split if the Board determines that doing so would be in the best interests of the Company and its stockholders.

Vote Required and Recommendation of the Board

Under Section 242(d) of the Delaware General Corporation Law and the Certificate of Incorporation, approval of Proposal No. 3 requires that the votes cast “FOR” Proposal No. 3 exceed the votes cast “AGAINST” Proposal No. 3. Abstentions will not be considered votes cast and therefore will have no effect on the outcome of Proposal No. 3.

Brokers and other nominees generally have discretionary authority to vote uninstructed shares on Proposal No. 3. Accordingly, broker non-votes are not expected to occur. If any broker non-votes occur, they will have no effect on the outcome of Proposal No. 3 because they are not votes cast.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE TO APPROVE THE REVERSE STOCK SPLIT PROPOSAL.

PROPOSAL No. 4
ADJOURNMENT

Background and Rationale

The Board believes that, if there are insufficient votes at the Annual Meeting to approve any one or more of the proposals presented at the Annual Meeting, it may be in the best interests of the Company and its stockholders to adjourn the Annual Meeting to permit additional time to solicit proxies in favor of such proposal or proposals.

In Proposal No. 4, we are asking stockholders to approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit additional time to solicit proxies in favor of any one or more of the proposals presented at the Annual Meeting. If Proposal No. 4 is approved, the Annual Meeting may be adjourned, and any adjourned session of the Annual Meeting may be further adjourned, to permit additional proxy solicitation, including solicitation of stockholders who previously submitted proxies.

Additionally, approval of Proposal No. 4 could mean that, in the event we receive proxies indicating that we will not obtain approval for one or more of the proposals presented at the Annual Meeting, we could adjourn or postpone the Annual Meeting without a vote on such proposals and use the additional time to continue to solicit proxies with respect to such proposal or proposals.

Required Vote

If a quorum is present, Proposal No. 4 will be approved if a majority in voting power of the votes cast on the proposal are voted “FOR” the proposal. Abstentions are not considered votes cast and therefore will have no effect on the outcome of Proposal No. 4. Because Proposal No. 4 is considered a “routine” matter, banks, brokers, trustees and other nominees generally may vote uninstructed shares on Proposal No. 4. Accordingly, broker non-votes are not expected to occur. If any broker non-votes occur, they will not be considered votes cast and therefore will have no effect on the outcome of Proposal No. 4.

THE BOARD UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE “FOR” PROPOSAL NO. 4.

OTHER BUSINESS

The Board knows of no other business to be brought before the Annual Meeting. If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and in their discretion, unless directed by the proxy to do otherwise.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

To be considered for inclusion in the Company’s proxy statement and form of proxy for the 2027 Annual Meeting of Stockholders (the “2027 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act, a stockholder proposal must be received by the Company’s Corporate Secretary at the Company’s principal executive offices no later than June 3, 2027, which is 120 calendar days before the first anniversary of the date on which the Company expects to first release this Proxy Statement to stockholders. Stockholder proposals must comply with all applicable requirements of Rule 14a-8.

If the date of the 2027 Annual Meeting is changed by more than 30 calendar days from the anniversary of the Annual Meeting, the deadline for submitting proposals under Rule 14a-8 will instead be a reasonable time before the Company begins to print and mail its proxy materials for the 2027 Annual Meeting. The Company will disclose the revised deadline in the manner required by Rule 14a-5 under the Exchange Act.

Stockholder proposals and director nominations that are not intended to be included in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act must be received by the Company’s Corporate Secretary at the Company’s principal executive offices not earlier than July 13, 2027 and not later than August 12, 2027. However, if the date of the 2027 Annual Meeting is more than 30 days before or more than 60 days after the first anniversary of the 2026 Annual Meeting, notice must be received not earlier than the 120th day before the date of the 2027 Annual Meeting and not later than the later of (i) the 90th day before the date of the 2027 Annual Meeting and (ii) the 10th day following the date on which public disclosure of the date of the 2027 Annual Meeting is first made by the Company. Any such proposal or nomination must comply with the Company’s Certificate of Incorporation and Bylaws and applicable law. If the Company does not receive timely notice of a proposal, the persons named as proxies may exercise discretionary voting authority with respect to the proposal pursuant to Rule 14a-4(c) under the Exchange Act.

In addition, to comply with the universal proxy rules under Rule 14a-19 under the Exchange Act, any stockholder intending to solicit proxies in support of director nominees other than the Board’s nominees must provide notice to the Company containing the information required by Rule 14a-19 no later than September 11, 2027, which is 60 calendar days before the anniversary of the Annual Meeting. If the date of the 2027 Annual Meeting changes by more than 30 calendar days from the anniversary of the Annual Meeting, notice under Rule 14a-19 must be provided by the later of 60 calendar days before the date of the 2027 Annual Meeting or the tenth calendar day following the date on which the Company first publicly announces the date of the 2027 Annual Meeting. Rule 14a-19 separately requires a dissident soliciting party to solicit holders representing at least 67% of the voting power entitled to vote in the election of directors.

CYABRA, INC. 13 GERSHON SHATZ, TEL AVIV ISRAEL, 6997543 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time on November 9, 2026 (i.e. 6:59 a.m. Israel Time on November 10, 2026). Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/CYAB2026AM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time on November 9, 2026 (i.e. 6:59 a.m. Israel Time on November 10, 2026). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: T04310-P58374 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY CYABRA, INC. The Board of Directors recommends you vote FOR proposals 1, 2, 3, and 4. 1. Approval to elect two Class I directors nominated by the Company’s board of directors (the “Board”), each to serve until the Company’s 2029 Annual Meeting of Stockholders and until each of their respective successors are elected and qualified or until each of their earlier resignation or removal (“Proposal No. 1”). 1a. Michael Pompeo 1b. James Flanagan For Against Abstain 2. To ratify the appointment of Somekh Chaikin, a member firm of KPMG International (“KPMG”), as our independent registered public accounting firm (“Proposal No. 2”). 3. To approve an amendment to the Company’s certificate of incorporation, as amended (the “Certificate of Incorporation”), to effect a reverse stock split (the “Reverse Stock Split”) of all outstanding shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a ratio within the range of one-for-two to one-for-thirty, with the exact ratio to be determined by the Board in its sole discretion, and to authorize the Board to effect the Reverse Stock Split at any time following such approval and prior to the one-year anniversary thereof (“Proposal No. 3”). 4. To approve the adjournment of the Annual Meeting to a later date or dates, if necessary or appropriate, to permit further solicitation and voting of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of any one or more of the foregoing proposals (“Proposal No. 4”). NOTE: Such other business as may arise and that may properly be conducted at the Meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement is available at www.proxyvote.com T04311-P58374 CYABRA, INC. Annual Meeting of Shareholders November 10, 2026 11:00 AM Eastern Time This proxy is solicited by the Board of Directors The shareholder(s) hereby appoints Dan Brahmy and Yael Sandler, or either of them, as proxies, each with the power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CYABRA, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of shareholder(s) to be held at 11:00 AM Eastern Time on November 10, 2026, virtually at www.virtualshareholdermeeting.com/CYAB2026AM, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side